Exhibit 10.8

OFFICE LEASE

between

MJH NORTHBROOK LLC (Landlord) and

CLARUS THERAPEUTICS, INC. (Tenant)

COMBINED CENTRE

555 Skokie Boulevard

Northbrook, IL 60062

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ARTICLE 23. QUIET ENJOYMENT		20
ARTICLE 24. EFFECT OF SALE		20
ARTICLE 25. DEFAULT		20
25.1	Events of Default by Tenant	20
25.2	Landlord’s Remedies	20
25.3	Damages; no Termination	21
25.4	Damages upon Termination	21
25.5	Cumulative Remedies	22
25.6	Mitigation	22
ARTICLE 26. Intentionally Deleted		22
ARTICLE 27. PARKING		22
ARTICLE 28. MISCELLANEOUS		23
28.1	Substitution of Premises	23
28.2	Security Deposit	23
28.3	Signs	23
28.4	No Offer	24
28.5	Joint and Several Liability	24
28.6	No Construction Against Drafting Party	24
28.7	Time of the Essence	24
28.8	No Recordation	24
28.9	No Waiver	24
28.10	Limitation on Recourse	24
28.11	Estoppel Certificates	25
28.12	Waiver of Jury Trial	25
28.13	No Merger	25
28.14	Holding Over	25
28.15	Notices	25
28.16	Severability	26
28.17	Written Amendment Required	26
28.18	Captions	26
28.19	Authority	26
28.20	Brokers	26
28.21	Governing Law	26
28.22	No Easements for Air or Light	26
28.23	Tax Credits	26
28.24	Landlord’s Fees	27
28.25	Non-waiver	27
28.26	Presumption	27
28.27	Waiver of Technical Defects in Notices	27
28.28	No Right to Terminate	27
28.29	No Liability for Crimes	27
28.30	Binding Effect	27
28.31	Confidentiality	27
28.32	Force Majeure	28
28.33	Interest and Late Charges	28
28.34	Entire Agreement	28
28.35	Counterparts	28
28.36	OFAC Certification	28
28.37	Telecommunications	29

Exhibits

Exhibit A - Layout Of The Premises

Exhibit B - Rules and Regulations

Exhibit C - Tenant Estoppel Certificate

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OFFICE LEASE

between

MJH NORTHBROOK LLC (“Landlord”) and

CLARUS THERAPEUTICS, INC. (“Tenant”)

THIS OFFICE LEASE (“Lease”) is entered into by Landlord and Tenant on the date set forth in the following Basic Lease Information. Landlord and Tenant hereby agree as follows:

ARTICLE 1. BASIC LEASE INFORMATION.

1.1  Basic Lease Information.

In addition to the Terms that are defined elsewhere in this Lease, the following terms shall have the following meaning as set forth in this Lease:

(a)                                 Lease Date: July         , 2011

(b)                                 Landlord: MJH Northbrook LLC, a Delaware limited liability company

(c)                                  Landlord’s Address for receipt of notice:

MJH Northbrook LLC

c/o Fulcrum Operating Company, LLC

8725 W. Higgins Road, Suite 805

Chicago, IL 60631

Attention: Mr. Peter J. Broccolo

With a copy to:

Jones Lang LaSalle Americas, Inc.

555 Skokie Boulevard, Suite 370

Northbrook, Illinois 60062

Attn: General Manager

(Fax: 847-272-5324)

(d)                                 Tenant: CLARUS THERAPEUTICS, INC., a Delaware corporation

(e)                                  Tenant’s Address for receipt of notice: the Premises:

Attn:   Steven Bourne

Fax:    847-562-4306

(f)                                   Land: The parcel of land located at the Building Address upon which the Building is situated.

(g)                                  Project: The development commonly known as Combined Centre consisting of the Land and all Improvements built on the Land, including without limitation, the Building, Common Areas, other buildings, parking lot or parking structure, if any, walkways, driveways, fences and landscaping.

(h)                                 Building: The building located on the Land of which the Premises are a part.

(i)                                     Building Address: 555 Skokie Boulevard, Northbrook, Illinois 60062.

(j)                                    Premises: The Premises located at Suite 340 on the third floor of the Building, as further shown on Exhibit A to this Lease.

(k)                                 Rentable Square Feet (“RSF”) of the Premises: approximately 2,728 RSF, which Landlord and Tenant hereby conclusively agree shall be the RSF of the Premises for all purposes of this Lease. Unless otherwise expressly provided herein, any statement of RSF set forth in this Lease, or that may have been used in calculating rental, is an approximation which Landlord and Tenant agree is reasonable and the rental based thereon is not subject to revision whether or not the actual RSF is more or less.

(l)                                     Term: One year, beginning on the Commencement Date and ending on the Expiration Date.

(m)                             Commencement Date: September 1, 2011

(n)                                 Expiration Date: August 31, 2012.

(o)                                 Security Deposit: $6,670.00 (approx. one month’s gross Rent)

(p)                                 Base Rent: See Section 4

(q)                                 Additional Rent: Any amounts that this Lease requires Tenant to pay in addition to Base Rent.

(r)                                    Rent: Collectively, the Base Rent and Additional Rent.

(s)                                   Tenant’s Proportionate Share: 4.261%, which is the ratio of the RSF of the Premises to the RSF of the Building (64,016 RSF).

(t)                                    Landlord’s Broker: Jones Lang LaSalle Americas (Illinois), L.P.

(u)                                 Tenant’s Broker: Tenant Advisors

(v)                                 Prime Rate: The rate of interest from time to time published in the “Money Rates” section of the Wall Street Journal on the date such calculation is to be made or if not published on such date, the date of publication immediately preceding such calculation date.

(w)                               Use: The permitted use of the Premises shall be general office use.

(x)                                 Lease Year: A period of 12 consecutive calendar months with the first full Lease Year commencing on the Commencement Date (unless the Commencement Date is not the first day of a calendar month, in which case the first Lease Year will commence on the first day of the calendar month following the Commencement Date) and each succeeding Lease Year commencing on the anniversary of the commencement of the first Lease Year. For the purpose of calculating the amounts due from Tenant as Rent, the first Lease Year shall include the period of time beginning on the Commencement Date (if not the first day of a calendar month) to the first day of the calendar month following the Commencement Date.

(y)                                 Calendar Year: Each year in which any part of the Term falls, including the years in which the Term commences and expires.

If any other provision of this Lease conflicts with anything set forth in this Article 1.1, such other provision will prevail.

1.2  Exhibits.

The following exhibits are attached to this Lease and are made part hereof:

Exhibit A - Layout Of The Premises

Exhibit B - Rules and Regulations

Exhibit C - Tenant Estoppel Certificate

ARTICLE 2. AGREEMENT.

Landlord leases the Premises to Tenant, and Tenant leases the Premises from Landlord, pursuant to the terms and conditions of this Lease. The duration of this Lease shall be the Term. The Term shall commence on the Commencement Date and shall expire on the Expiration Date, except as may be otherwise set forth in this Lease.

Landlord also grants to Tenant the rights under this Lease to use in common with Landlord and other tenants, occupants and visitors to the Building, the Common Areas (as defined in Article 12), including the common walkways and sidewalks of the Property, the Building lobby (but not for advertising or promotional purposes), entrances, stairs and elevators, and, if the Premises include less than an entire floor of the Building, the common lobbies, hallways and toilets and other common facilities of such floor. Landlord reserves the right to increase, reduce or change the size, height, layout or location of the Building and the Common Areas and facilities (as long as access to the Premises is not materially impaired). No easement, license or other right to light, air or view is created by this Lease.

ARTICLE 3. DELIVERY OF PREMISES.

3.1  Delivery of Possession.

Tenant accepts the Premises AS IS, WHERE IS, with all faults. Landlord is not required to perform or pay for, or provide Tenant with an allowance for, any work or improvements on the Premises. No agreement or promise of Landlord, the property manager, or their respective agents or employees to alter, remodel, decorate, clean, or improve the Premises or Building (or to provide Tenant with any credit or allowance for the same), and no representation regarding the condition of the Premises or Building, has been made to or relied upon by Tenant. Tenant acknowledges that it is currently in possession of the Premises as a subtenant of the tenant whose lease is expiring on the day before the Commencement Date of this Lease. Accordingly, Tenant is fully familiar with, and hereby accepts, the condition of the Premises. Tenant acknowledges that neither Landlord nor its agents or employees have made any representations or warranties as to the suitability or fitness of the Premises for the conduct of Tenant’s business or for any other purpose.

ARTICLE 4. BASE RENT.

Throughout the Term, Tenant shall pay Base Rent to Landlord in the amounts and for the time periods described as follows:

Lease Year	Base Rent /RSF)	Annual Base Rent	Monthly Installments of Base Rent
1	$15.00	$40,920.00	$3,410.00

Rent shall be paid in advance on or before the first day of each calendar month of the Term, and shall be accompanied by any applicable rent, sales, use or other tax which is based on the amount and/or payment of Rent payable pursuant to this Lease. If the Term commences on a day other than the first day of a calendar month or ends on a day other than the last day of a calendar month, then Base Rent will be appropriately prorated based on the actual number of calendar days in such month. Base Rent shall be paid to Landlord, without written notice or demand and without deduction or offset, as an independent covenant of Tenant, in lawful money of the United States of America at Landlord’s address set forth in Article 1.1 herein or to such other address as Landlord may from time to time designate in writing. After the service of more than one notice on Tenant for overdue Rent or if more than one check is returned unpaid during any Lease Year, Rent for the remainder of that Lease Year shall be paid by cashier’s check.

ARTICLE 5. OPERATING EXPENSES AND TAXES.

5.1  General.

(a)                                 In addition to Base Rent, beginning on the Commencement Date, Tenant shall pay Tenant’s Proportionate Share of (i) the actual Operating Expenses paid, payable or incurred by Landlord for any calendar year or partial calendar year of the Term, and (ii) the actual Taxes paid, payable or incurred by Landlord for any calendar year or partial calendar year of the Term. If Operating Expenses or Taxes are calculated for a partial calendar year, an appropriate proration shall be made.

(b)                                 As used in this Lease, the term “Operating Expenses” means:

(1)                                 All costs of management, operation, and maintenance of the Project, including without limitation; wages, salaries, and compensation of employees consulting, accounting, legal, janitorial, maintenance, guard, and other services; management fees and costs (charged by Landlord, any affiliate of Landlord, or any other entity managing the Project and determined at a rate consistent with prevailing market rates for comparable services and Projects); that part of office rent or rental value of space in the Project used or furnished by Landlord to enhance, manage, operate, and maintain the Project; electricity, water, waste disposal, and other utilities; materials and supplies; maintenance and repairs; insurance obtained with respect to the Project; depreciation on personal property and equipment, except as set forth in Article 5.1(c), below, which is or should be capitalized on the books of Landlord; and any other costs, charges, and expenses that under generally accepted accounting principles would be regarded as management, maintenance, and/or Operating Expenses; the Building’s allocable share of any operating expenses that are shared with other parts of the Project; and

(2)                                 The cost (amortized on a straight line basis over the reasonable useful life as determined by Landlord) together with interest at the greater of the Prime Rate plus two percent (2%) or Landlord’s borrowing rate for such capital improvements, including the rental of equipment which would be a substitute for a capital expense that the Landlord would otherwise incur, on the unamortized balance of any capital improvements that are made to the Project by Landlord (i) for the purpose of reducing Operating Expenses or reducing the increases thereof, or (ii) required under any law or regulation that was not applicable to the Project at or prior to the date the Project was developed.

(c)                                  The Operating Expenses will not include:

(1)                                  depreciation on the Project (other than depreciation on personal property, equipment, window coverings on exterior windows provided by Landlord and carpeting and wall covering in public corridors and Common Areas);

(2)                                 advertising costs, finders’ fees and real estate brokers’ commissions;

(3)                                 ground lease or mortgage payments;

(4)                                  costs of replacements to personal property and equipment for which depreciation costs are included as an operating expense;

(5)                                 the cost of repairs due to casualty or condemnation that are reimbursed by third parties;

(6)                                  attorneys’ fees incurred in connection with the negotiation of leases with tenants of the Building or disputes with such tenants unrelated to the operation or maintenance of the Property;

(7)                                  any expenditures for which Landlord is reimbursed by tenants (other than by payment of their shares of Operating Expenses) or by third parties

(8)                                 salaries and benefits of executive employees above the grade of General Manager;

(9)                                 fines imposed on Landlord for violation of governmental requirements;

(10)                           costs incurred in connection with the sale, financing or refinancing of the Property or any portion thereof;

(11)                           organizational expenses associated with the creation and operation of the entity which constitutes Landlord; and

(12)                          Taxes (as defined below).

(d)                                 As used in this Lease, the term “Taxes” means all real and personal property taxes and assessments (and any tax levied in whole or in part in lieu of or in addition to such taxes) levied or assessed against the Project. Taxes include, without limitation, real estate taxes, personal property taxes, sewer rents, water rents, assessments (special or otherwise) and transit taxes, whether any such taxes are imposed by the United States, the State of Illinois, the county in which the Project is located or any local governmental municipality, authority or agency, or any other political subdivision of any thereof. For the purpose of determining Taxes for any given fiscal year the amount to be included for such year (i) from special assessments payable in installments shall be the amount of the installments (and any interest) due and payable during such fiscal year, (ii) from all other Taxes shall, at Landlord’s option, be either the amount due and payable during such fiscal year or the amount accrued, assessed or otherwise imposed for such fiscal year, and (iii) from any adjustment to any Taxes by the taxing authority, when such adjustment has resulted in a corresponding adjustment payment by or to Landlord, shall constitute an adjustment to Taxes for the fiscal year during which such adjustment is paid or received by Landlord, as the case may be.

5.2  Estimated Payments.

During each calendar year or partial calendar year in the Term beginning as of the Commencement Date, in addition to Base Rent, Tenant shall pay to Landlord on the first day of each month an amount equal to 1/12 of the product of Tenant’s Proportionate Share multiplied by the Estimated Operating Expenses, defined below, for such calendar year and 1/12 of the product of Tenant’s Proportionate Share multiplied by the Estimated Taxes, defined below, for such calendar year. Estimated Operating Expenses for any calendar year means the Landlord’s reasonable estimate of Operating Expenses for such calendar year, and will be subject to revision according to the further provisions of this Article 5.2 and Article 5.3. Estimated Taxes for any calendar year means Landlord’s reasonable estimate of Taxes for such calendar year, and will be subject to revision according to the further provisions of this Article 5.2 and Article 5.3. During any partial calendar year during the Term, Estimated Operating Expenses and Estimated Taxes will be estimated on a full-year basis. During each December during the Term, or as soon after each December as practicable, Landlord will give Tenant written notice of Estimated Operating Expenses and Estimated Taxes for the ensuing calendar year. On or before the first day of each month during the ensuing calendar year (or each month of the Term, if a partial calendar year), Tenant shall pay to Landlord 1/12 of the product of Tenant’s Proportionate Share multiplied by the Estimated Operating Expenses for such calendar year and 1/12 of the product of Tenant’s Proportionate Share multiplied by the Estimated Taxes for such calendar year; however, if such written notice is not given in December, Tenant shall continue to make monthly payments on the basis of the prior year’s Estimated Operating Expenses and Estimated Taxes until the month after such written notice is given, at which time Tenant shall commence making monthly payments based upon the revised Estimated Operating Expenses and the revised Estimated Taxes. In the month Tenant first makes a payment based upon the revised Estimated Operating Expenses and the revised Estimated Taxes, Tenant shall pay to Landlord for each month which has elapsed since December the difference between the amount payable based upon the revised Estimated Operating Expenses and the revised Estimated Taxes and the amount payable based upon the prior year’s Estimated Operating Expenses and Estimated Taxes, respectively. If at any time or times it reasonably appears to Landlord that the actual Operating Expenses or the actual Taxes for any calendar year will vary from the Estimated Operating Expenses or Estimated Taxes, respectively for such calendar year, Landlord may, by written notice to Tenant, revise the Estimated Operating Expenses or the Estimated Taxes, as the case may be, for such calendar year, and subsequent payments by Tenant in such calendar year will be based upon such revised Estimated Operating Expenses or revised Estimated Taxes.

5.3  Annual Settlement.

Within 120 days after the end of each calendar year during the Term or as soon after such 120-day period as practicable, Landlord shall deliver to Tenant a statement of amounts payable under Article 5.1 for such calendar year prepared and certified by Landlord or its agents. Such certified statement shall be final and binding upon Tenant unless Tenant objects to it in writing to Landlord within 45 days after it is given to Tenant. If such statement shows an amount owing by Tenant that is less than the estimated payments previously made by Tenant for such calendar year, the excess shall, at Landlord’s option, be refunded to Tenant within 30 days or be held by Landlord and credited against the next payment of Rent; however, if the Term has ended and Tenant was not in default at its end, Landlord shall refund the excess to Tenant. If such statement shows an amount owing by Tenant that is more than the estimated payments previously made by Tenant for such calendar year, Tenant shall pay the deficiency to Landlord within 30 days after the delivery of such statement. Provided no Event of Default exists under this Lease,

Tenant shall have 90 days after receipt of the statement to have an independent certified public accountant which is either (i) a nationally or regionally recognized public accounting firm or (ii) not working for Tenant on a contingency fee basis, complete an audit of Landlord’s books and records on Operating Expenses and/or Taxes, during normal business hours upon reasonable advance written notice at Landlord’s local office. Tenant shall deliver to Landlord a copy of the results of such audit within 10 days of receipt by Tenant. If any dispute is resolved in favor of Tenant, Landlord shall promptly credit or refund to Tenant any amount agreed or determined to have been overpaid.

5.4  Final Proration.

If the Term ends on a day other than the last day of a calendar year, the amount of increase (if any) in the Operating Expenses and Taxes payable by Tenant applicable to the calendar year in which this Lease ends shall be calculated on the basis of the number of days of the Term falling within such calendar year, and Tenant’s obligation to pay any increase, or Landlord’s obligation to refund any overage, shall survive the expiration or other termination of this Lease.

5.5  Occupancy Variance.

Operating Expenses which vary with occupancy and are attributable to any part of the Term in which less than 100% of the rentable area of the Building is occupied by tenants shall be adjusted by Landlord to the amount that Landlord reasonably believes they would have been if 100% of the rentable area of the Building had been occupied.

5.6  Other Taxes.

(a)                                 Tenant shall reimburse Landlord upon demand for any and all taxes payable by Landlord (other than as set forth in Article 5.6(b) below), whether or not now customary or within the contemplation of Landlord and Tenant:

(1)                                  upon or measured by Rent under this Lease, including without limitation, any gross revenue tax, excise tax, or value added tax levied by the federal government or any other governmental body with respect to the receipt of rent; provided, further, in no event shall Tenant be obligated to pay for any year any greater amount by way of such tax than would have been payable by Tenant had the rentals paid to Landlord under this Lease been the sole taxable income of Landlord for the year in question; and

(2)                                  upon this transaction or any document to which Tenant is a party creating or transferring an interest or an estate in the Premises.

(b)                                 Tenant will not be obligated to pay, and Operating Expenses and Taxes will not include, any inheritance tax, gift tax, transfer tax, franchise tax, income tax (based on net income), profit tax, or capital levy imposed upon Landlord; provided, however, that Tenant shall pay any tax or excise on Rent or other amounts payable by Tenant to Landlord levied or assessed against Landlord on account of Rent.

(c)                                  Tenant shall pay promptly when due all personal property taxes on Tenant’s personal property in the Premises and any other taxes payable by Tenant that if not paid might give rise to a lien on the Premises or Tenant’s interest in the Premises.

5.7  Additional Rent.

Amounts payable by Tenant pursuant to this Article 5 shall be payable as Rent, without deduction or offset. If Tenant fails to pay any amounts due according to this Article 5, Landlord shall have all the rights and remedies available to it under this Lease and/or applicable law.

ARTICLE 6. INSURANCE.

6.1  Landlord’s Insurance.

At all times during the Term, Landlord shall procure and keep in full force and effect the following insurance:

(a)                                 All-risk Property Insurance insuring the Building, its equipment, common area furnishings, and leasehold improvements in the Premises, all in such amounts and with such deductibles as Landlord considers appropriate;

(b)                                 Commercial General Liability Insurance insuring its interest in the Project;

(c)                                  Such other insurance as Landlord reasonably determines from time to time.

6.2  Tenant’s Insurance.

Tenant shall, at its sole cost and expense, keep in full force and effect the following insurance:

(i)                                      All-Risk Property Insurance on “Tenant’s Property” for the full replacement value. Such policy shall contain an Agreed Amount endorsement in lieu of a coinsurance clause. “Tenant’s Property” is defined to be all improvements, betterments and personal property of Tenant located in or on the Premises, Common Areas or Building, excluding that which is insured by Landlord’s all-risk Property Insurance, as set forth in Article 6.1(a) herein.

(ii)                                   Commercial General Liability Insurance insuring Tenant against any liability arising out of its use, occupancy or maintenance of the Premises or the business operated by Tenant pursuant to the Lease. Such insurance shall be in the amount of at least $3,000,000 per occurrence. Such insurance shall be broad form and include, but not be limited to, contractual liability, products and completed operations liability, and personal injury liability.

(iii)                               Workers’ Compensation insurance as required by state law.

(iv)                              Any other form or forms of insurance or increased amounts of insurance as Landlord or any Mortgagees of Landlord may reasonably require from time to time.

All such policies shall be written in a form and with an insurance company satisfactory to Landlord and any mortgagees of Landlord. Policies described in clause (ii) above shall include the following as additional insureds, including their members, managers, officers, directors and employees. A GL-2010 Endorsement shall be utilized for the policy(ies) described above. Please note that the spelling of these parties must be exactly correct or Tenant will not be allowed to take possession or occupancy of the Premises:

1.                                      MJH Northbrook LLC

2.                                      Property Manager (currently Jones Lang LaSalle Americas (Illinois), L.P.)

3.                                      Asset Manager (currently Fulcrum Operating Company, LLC)

Prior to or at the time that Tenant takes possession of the Premises, Tenant shall deliver to Landlord copies of policies or certificates evidencing the existence of the amounts and forms of coverage satisfactory to Landlord. Tenant shall, within ten (10) days prior to the expiration of such policies, furnish Landlord with renewals or “binders” thereof, or Landlord may order such insurance and charge the cost thereof to Tenant as Additional Rent.

6.3  Forms of Policies.

All policies will be written by companies licensed to do business in the State of Illinois and which have a rating by Best’s Key Rating Guide not less than A-/XII. All Commercial General Liability and All-Risk property policies maintained by Tenant shall be written as primary policies, not contributing with and not supplemental to the coverage that Landlord may carry. Certificate(s) of insurance relating to policies required under this Agreement shall contain the following words verbatim:

“It is agreed that this insurance will not be canceled, not renewed or the limits of coverage in any way reduced without at least thirty (30) day’s advance written notice [ten (10) days for non-payment of premium] sent by certified mail, return receipt requested to the management office (currently Jones Lang LaSalle, 555 Skokie Boulevard, Suite 370, Northbrook, Illinois 60062), Attn: General Manager — Insurance.”

In addition, the language set forth in this Section 6.3 shall also be added to each policy in the form of an endorsement. Certificate Holder shall be named as follows: MJH Northbrook LLC, at the management office (currently 555 Skokie Boulevard, Suite 370, Northbrook, Illinois 60062).

6.4  Waiver of Claims and Subrogation.

Notwithstanding that any loss or damage may be due to or result from the negligence of either of the parties hereto, Landlord and Tenant, for themselves and their respective insurers, each waive any and all rights to recover against the other, against any subsidiary or joint venture of such other party or against any other occupant of the Project, or against the officers, directors, shareholders, partners, joint ventures, employees, agents, customers, invitees, or business visitors of such other party or of such other tenant or occupant of the Project, for any loss or damage to the property of such waiving party arising from any cause, if and to the extent that such damage is covered by the waiving party’s property insurance, or would have been so covered if the waiving party had carried the property insurance that it is required to carry under this Article 6.

6.5  Adequacy of Coverage.

Landlord, its agents and employees make no representation that the limits of liability specified to be carried by Tenant pursuant to this Article 6, are adequate to protect Tenant. If Tenant believes that any of such insurance coverage is inadequate, Tenant will obtain such additional insurance coverage as Tenant deems adequate, at Tenant’s sole expense.

6.6  Certain Insurance Risks.

Tenant shall not do or permit to be done any act or thing upon the Premises or the Project which would (a) jeopardize or be in conflict with fire insurance policies covering the Project or fixtures and property in the Project; (b) increase the rate of fire insurance applicable to the Project to an amount higher than it otherwise would be for general office use of the Project; or (c) subject Landlord to any liability or responsibility for injury to any person or persons or to property by reason of any business or operation being carried on upon the Premises.

ARTICLE 7. USE.

The Premises shall be used only for the purposes designated in Article 1.1(w) and purposes incidental to that use, and for no other purpose without the prior written consent of Landlord, which consent shall not be unreasonably withheld or delayed. Tenant shall use the Premises in a careful, safe, and proper manner. Tenant shall not use or permit the Premises to be used or occupied for any purpose or in any manner prohibited by any applicable laws, for the use or purposes of demonstrations or picketing, or for any improper, immoral, unlawful, pornographic, sexually explicit, or objectionable use or purpose. Tenant shall not cause, maintain, or permit any nuisance in, on, or about the Premises. Tenant shall not commit waste or suffer or permit waste to be committed in, on, or about the Premises. Tenant shall conduct its business and control its employees, and agents in such a manner as not to create any nuisance or interfere with, annoy, or disturb any other Tenant or occupant of the Project or Landlord in its operation of the Project.

ARTICLE 8. COMPLIANCE WITH LAWS.

Tenant, at its sole cost and expense, shall promptly comply with all laws, including building and zoning laws, the ADA, statutes, ordinances, and governmental rules and regulations with respect, related or applicable to Tenant’s use or occupancy of the Premises. Tenant shall also comply with the requirements of any board of fire underwriters or other similar body constituted after the Lease Date, with any direction or occupancy certificate issued pursuant to any law by any public officer or officers, and with the provisions of all recorded documents affecting the Premises, insofar as they relate to the condition, use, or occupancy of the Premises, or improvements or alterations made by or for the Tenant after the Lease Date, excluding requirements of structural changes to the Premises or the Building, unless required by negligence or willful acts of the Tenant or by the unique nature of Tenant’s use or occupancy of the Premises.

ARTICLE 9. HAZARDOUS MATERIALS.

(a)                                 For purposes of this Lease, “hazardous materials” means any explosives, radioactive materials, petroleum products, hazardous wastes, or hazardous substances, including without limitation substances defined as “hazardous substances” in the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended, 42 U.S.C. Section 9601-9657; the Hazardous Materials Transportation Act of 1975, 49 U.S.C. Section 1801-1812; the Resource Conservation and Recovery Act of 1976, 42 U.S.C. Section 6901-6987; or any other federal, state, or local statute, law, ordinance, code, rule, regulation, order, or decree regulating, relating to, or imposing liability or standards of conduct concerning hazardous materials, waste, or substances now or at any time hereafter in effect (collectively, “hazardous materials laws”).

(b)                                 Tenant shall not cause or permit the storage, use, generation, or disposition of any hazardous materials in, on, or about the Premises or the Project by Tenant, its agents, employees, or contractors or invitees. Tenant shall not permit the Premises to be used or operated in a manner that may cause the Premises or the Project to be contaminated by any hazardous materials in violation of any hazardous materials laws or result in the diminution of the value of the Building or Project or degradation of structural materials of the Premises. Tenant shall immediately advise Landlord in writing of (1) any and all enforcement, cleanup, remedial, removal, or other governmental or regulatory actions instituted, completed, or threatened pursuant to any hazardous materials laws relating to any hazardous materials affecting the Premises; and (2) all claims made or threatened by any third party against Tenant, Landlord, or the Premises relating to damage, contribution, cost recovery, compensation, loss, or injury resulting from any hazardous materials on or about the Premises. Without Landlord’s prior written consent, Tenant shall not take any remedial action or enter into any agreements or settlements in response to the presence of any hazardous materials in, on, or about the Premises.

(c)                                  Tenant shall be solely responsible for and will defend, indemnify and hold Landlord, its agents, and employees harmless from and against all claims, costs, and liabilities, including attorneys’ fees and costs, arising out of or in connection with Tenant’s breach of its obligations in this Article 9. Tenant will be solely responsible for and will defend, indemnify, and hold Landlord, its agents, and employees harmless from and against any and all claims, costs, and liabilities, including attorneys’ fees and costs, arising out of or in connection with the removal, cleanup, and restoration work and materials necessary to return the Premises and any other property of whatever nature located on the Project to their condition existing prior to the default. Tenant’s obligations under this Article 9 will survive the expiration or other termination of this Lease.

ARTICLE 10. ASSIGNMENT AND SUBLETTING.

10.1  General.

Tenant, for itself, its heirs, distributees, executors, administrators, legal representatives, successors, and assigns, covenants that it shall not assign, mortgage, or encumber this Lease, nor sublease, nor permit the Premises or any part of the Premises to be used or occupied by others, without the prior written consent of Landlord in each instance, which consent shall not be unreasonably withheld or delayed (except for any extension or expansion options or any rights of first refusal or first offer for which consent may be arbitrarily withheld), provided Tenant requests the same in writing and provided (i) at the time thereof Tenant is not in default under this Lease, (ii) Landlord, in its sole discretion reasonably exercised, determines that the proposed use of the Premises, and the reputation, business, and financial responsibility of the proposed assignee or sublessee, are satisfactory to Landlord, (iii) any assignee or sublessee expressly assumes all the obligations of this Lease on Tenant’s part to be performed, (iv) a consent to one assignment or subletting will not be deemed to be a consent to any subsequent assignment or subletting, (v) the proposed assignee or sublessee is not a tenant in the Project or the subtenant or assignee of any such tenant, (vi) the proposed assignee or sublessee is not a person or entity with whom Landlord or its agent is then negotiating or to or from whom Landlord or its agent has given or received any written or oral proposal within the past 12 months regarding a lease of space in the Project, (vii) the proposed sublessee or assignee is not a government entity; and (viii) that it will be reasonable for Landlord to refuse to consent to a assignment or sublease if the proposed assignee or sublessee or its business is subject to compliance with additional requirements of the ADA, including related regulations, beyond those requirements which are applicable to Tenant unless Tenant, its assignee or subtenant at Landlord’s request agree to make such alterations to the Premises and the Project that may be necessary in order to comply with the ADA as it applies to the use, occupancy, or alteration of the Premises, and to deposit with Landlord 100% of Landlord’s reasonable estimate of the cost of such alterations.

Any assignment or sublease in violation of this Article 10 will be void. If this Lease is assigned, or if the Premises or any part of the Premises are subleased or occupied by anyone other than Tenant, Landlord may, after default by Tenant, collect rent from the assignee, subtenant, or occupant, and apply the net amount collected to Rent. No assignment, sublease, occupancy, or collection shall be deemed (a) a waiver of the provisions of this Article 10; (b) the acceptance of the assignee, subtenant, or occupant as Tenant; or (c) a release of Tenant from the further performance by Tenant of covenants on the part of Tenant contained in this Lease including, without limitation, the covenant to pay Rent. The consent by Landlord to an assignment or sublease will not relieve Tenant from obtaining Landlord’s prior written consent in writing to any further assignment or sublease. No assignment or subletting shall relieve Tenant from its obligations hereunder, and Tenant shall continue to be liable as a principal and not as a guarantor or surety to the same extent as though no assignment or sublease has been made. No permitted subtenant may assign or encumber its sublease or further sublease all or any portion of its subleased space, or otherwise permit the subleased space or any part of its subleased space to be used or occupied by others, without Landlord’s prior written consent in each instance. Notwithstanding anything to the contrary contained herein, Landlord may withhold consent to a sublease or assignment unless Landlord is provided with waivers from any brokers involved in such subleasing or assignment of all lien rights of any such brokers under Illinois law, including but not limited to the Commercial Real Estate Broker Lien Act. Notwithstanding anything in this Lease to the contrary, Tenant shall not assign this Lease or sublet all or any part of the Premises to a proposed assignee or sublessee whose use, occupancy, or tenancy of the Premises is prohibited by the terms of a lease between Landlord and any other tenant in: (i) the Building or (ii) any other building owned, developed, or constructed by or at the direction of Landlord on land adjacent to the Project. (“Prohibited Tenant”).

10.2  Recapture.

Landlord shall have the additional right to terminate this Lease as to that portion of the Premises which the Tenant seeks to assign, or in the case of a sublease, to suspend this Lease as to that portion of the Premises and for that portion of the Term which the Tenant seeks to sublet. The Landlord may exercise such right to terminate or suspend by giving written notice to Tenant at any time on or before the date by which the Landlord notifies Tenant whether it consents to a proposed assignment or sublease. If the Landlord exercises such right to terminate or suspend, such termination or suspension shall become effective on the date set forth in the Landlord’s written notice, which shall in no event be sooner than fifteen (15) days prior to, or later than fifteen (15) days following, the effective date of the proposed assignment or sublease as set forth in the Tenant’s request for the Landlord’s consent; provided that if the Tenant has failed to request such consent, then the effective date of any termination or suspension by the Landlord pursuant to this Article 10.2 shall be on any date specified by the Landlord which is reasonably determined to be the date which would have been necessary to get the space ready for possession by the Tenant’s proposed subtenant or assignee. Upon any termination of this Lease pursuant to this Article 10.2, whether with respect to all or any portion of the Premises, Tenant shall have no further obligation under this Lease with respect to all or such portion of the Premises, as the case may be, for the period following the termination; provided that the Tenant shall remain liable to the Landlord for obligations which arose prior to the termination. Upon any suspension of this Lease pursuant to this Article 10.2, whether with respect to all or any portion of the Premises, Tenant shall have no obligations to Landlord with respect to all or such portion of the Premises, as the case may be, for the period of such suspension but shall remain liable for all obligations which arose prior to the effective date of the suspension, and shall again become liable for all obligations arising after the expiration of the suspension. Notwithstanding the foregoing, if Landlord shall exercise its right to terminate or suspend this Lease by giving written notice pursuant to this Article 10.2, the Tenant may rescind its request for an assignment, or subletting, by giving the Landlord written notice of such decision within fifteen (15) days of the Landlord’s written notice of termination or suspension, and upon such rescission the termination or suspension of this Lease by the Landlord shall be null and void.

10.3  Submission of Information.

If Tenant requests Landlord’s consent to a specific assignment or subletting, Tenant shall submit in writing to Landlord at least thirty (30) days prior to the effective date of the proposed assignment or sublease (a) the name and address of the proposed assignee or subtenant; (b) the business terms of the proposed assignment or sublease; (c) reasonably satisfactory information as to the nature and character of the business of the proposed assignee or subtenant, and as to the nature of its proposed use of the space; (d) banking, financial, or other credit information reasonably sufficient to enable Landlord to determine the financial responsibility and character of the proposed assignee or subtenant; (e) the proposed form of assignment or sublease for Landlord’s reasonable approval and any other information which Landlord may reasonably deem relevant.

10.4  Payments to Landlord.

If Landlord consents to a proposed assignment or sublease, then Tenant shall pay to Landlord: (a) 50% of any rent or other consideration paid to Tenant by any proposed transferee that (after deducting the costs of Tenant, if any, in effecting the assignment or sublease, including reasonable alterations costs, commissions and legal fees) is in excess of the Rent allocable to the transferred space then being paid by Tenant to Landlord pursuant to this Lease; and (b) any other profit or gain (after deducting any necessary expenses incurred) realized by Tenant from any such sublease or assignment. All such sums payable will be payable to Landlord at the time the next payment of Base Rent is due. In addition, Tenant shall pay to Landlord, on demand, Landlord’s attorneys’ fees and other out-of-pocket expenses (not to exceed $1,200.00) incurred in connection with reviewing and processing any request by Tenant for Landlord’s consent to an assignment or sublease, whether or not such consent is granted.

10.5  Deemed Transfers.

The transfer of all or a majority of the voting or controlling equity in Tenant (other than shares of capital stock of a corporate Tenant whose stock is publicly traded), or the merger, consolidation, reorganization, or liquidation of Tenant, or the sale of all or substantially all of the assets of Tenant, however accomplished, and whether in a single transaction or in a series of related or unrelated transactions, will be deemed an assignment of this Lease or of such sublease requiring Landlord’s consent in each instance.

10.6  Permitted Transfer.

Notwithstanding anything to the contrary contained in this Article, Landlord’s consent shall not be required for an assignment or other transfer of Tenant’s interest under this Lease or a sublease of the entire Premises to an affiliate of Tenant provided that (i) Tenant shall notify Landlord in writing of the proposed transaction and the identity of the proposed assignee or sublessee, (ii) at the time of such proposed assignment, transfer or sublease, Tenant shall not be in default of any of the terms of this Lease, (iii) any proposed assignee or transferee shall agree in a writing reasonably acceptable to Landlord that it will assume and be bound by the terms of this Lease, (iv) there shall be no change in use of the Premises, (v) any proposed assignee or transferee shall have a net worth no less than the net worth of Tenant as of the date of execution of this Lease, and (vi) that Tenant agrees to make such alterations to the Premises and the Project that may be necessary in order to comply with the ADA as it applies to the use, occupancy, or alteration of the Premises by the assignee or subtenant. As used herein, an “affiliate” shall mean an entity which directly or indirectly controls or is controlled by or is under common control with Tenant, or which becomes Tenant’s successor through merger, consolidation, reorganization, or the sale of all or substantially all of the assets of Tenant, however accomplished. “Controls,” “controlled by” or “under common control” means with regard to a corporation ownership of at least 50% of the issued and outstanding stock or with regard to a corporation and any other entity, ownership of at least 50% of the equity, interests, voting or other decision making power.

10.7  Condition.

It is an express condition of any permitted assignment or sublease that Tenant not be in default of any of the terms of this Lease at the time Tenant provides Landlord its request for written consent to such assignment or sublease.

10.8  Remedies.

If Tenant believes that Landlord has unreasonably withheld or delayed its consent pursuant to this Article 10, Tenant’s sole remedy will be to seek a declaratory judgment that Landlord has unreasonably withheld or delayed its consent or an order of specific performance or mandatory injunction of the Landlord’s agreement to not unreasonably withhold or delay its consent.

ARTICLE 11. RULES AND REGULATIONS.

Tenant and its employees, agents, licensees, and visitors shall at all times observe faithfully, and comply strictly with, the Rules and Regulations set forth in Exhibit B. Landlord may from time to time reasonably amend, delete, or modify existing rules and regulations, or adopt reasonable new rules and regulations for the use, safety, cleanliness, and care of the Premises, the Building, and the Project, and the comfort, quiet, and convenience of occupants of the Project. Modifications or additions to the Rules and Regulations will be effective upon thirty (30) days’ prior written notice to Tenant from Landlord. In the event of any breach of any of the Rules or Regulations or any amendments or additions thereto, Landlord shall have all remedies that this Lease provides for default by Tenant, and shall in addition have any remedies available at law or in equity, including the right to enjoin any breach of such Rules and Regulations. Landlord shall make reasonable efforts to enforce such rules and regulations in a non-discriminatory manner, but Landlord shall not be liable to Tenant for violation of such Rules and Regulations by any other person. In the event of any conflict between the provisions of this Lease and the Rules and Regulations, the provisions of this Lease shall govern.

ARTICLE 12. COMMON AREAS.

As used in this Lease, the term “Common Areas” means, without limitation, the above ground parking area, hallways, entryways, stairs, elevators, driveways, walkways, terraces, docks, loading areas, restrooms, trash facilities, and all other areas and facilities in the Project that are provided and designated from time to time by Landlord for the general nonexclusive use and convenience of Tenant with Landlord and their guests, invitees, employees, licensees, or visitors. Without advance written notice to Tenant, except with respect to matters covered by Article 12(a) below, and without any liability to Tenant in any respect, provided Landlord will take no action permitted under Article 12(a) in such a manner as to materially impair or adversely affect Tenant’s substantial benefit and enjoyment of the Premises, Landlord will have the right to:

(a)                                  Close off any of the Common Areas to whatever extent required in the reasonable opinion of Landlord to prevent a dedication of any of the Common Areas or the accrual of any rights by any person or the public to the Common Areas;

(b)                                 Temporarily close any of the Common Areas for maintenance, alteration, or improvement purposes; and

(c)                                   Change the size, use, shape, or nature of any such Common Areas, including erecting additional Buildings on the Common Areas, expanding the Building or other Buildings to cover a portion of the Common Areas, converting Common Areas to a portion of the Building or other Buildings, altering the Common Areas in order to comply with the ADA, or converting any portion of the Building (excluding the Premises) or other Buildings to Common Areas. Upon erection of any additional Buildings or change in Common Areas, the portion of the Project upon which Buildings or structures have been erected shall no longer be deemed to be a part of the Common Areas.

ARTICLE 13. LANDLORD’S SERVICES.

13.1  Landlord’s Repair and Maintenance.

Landlord shall maintain and repair the Common Areas of the Project, including lobbies, stairs, elevators, corridors, and restrooms, the windows in the Building, the mechanical, plumbing and electrical equipment serving the Building, and the structural elements of the Building in reasonably good order and condition, the cost of which is included in Operating Expenses.

13.2  Landlord’s Other Services.

(a)                                 Landlord shall furnish the Premises with those services customarily provided in comparable office buildings in the vicinity of the Project, including without limitation (1) heat and air conditioning reasonably required for the comfortable occupation of the Premises during business hours; (2) access and elevator service; (3) lighting replacement during business hours (for Building standard lights, but not for any special Tenant lights, which will be replaced at Tenant’s sole cost and expense), the cost of which shall, at Landlord’s option, either be included in Operating Expenses for all tenants in the Building or separately billed to each tenant in the Building; (4) restroom supplies; (5) window washing with reasonable frequency, as determined by Landlord; and (6) cleaning service 5 days per week. Landlord may, but will not be obligated to provide, any such services (except access and elevator service) on holidays.

(b)                                 If the Premises are separately metered for electricity, Landlord shall not provide electricity for lighting, receptacles and outlets or incidental uses in the Premises; and Tenant, at its sole cost and expense, shall make all necessary arrangements with the utility company for metering and shall pay for electric current furnished by it to Tenant and Tenant shall pay for all charges for electric current consumed on the Premises during Tenant’s occupancy thereof. If the Premises are not separately metered, then, subject to the provisions of this Article 13.2, Landlord will also provide facilities to provide electrical current required by Tenant in its use and occupancy of the Premises, and the charges for such electricity will be included in Operating Expenses. Tenant’s use of electrical services must not exceed, either in voltage, rated capacity, or overall load or usage, that which Landlord deems to be Building Standard. The Building Standard overall load is deemed to be 4.0 watts per rentable square foot. If Tenant requests that it be allowed to consume electrical services in excess of that deemed by Landlord to be Building Standard, Landlord may refuse to consent to usage or may consent upon such conditions as Landlord elects (including the requirement that submeters be installed at Tenant’s expense) and Tenant will pay all costs and expenses thereby incurred, including but not limited to the cost of electricity. In addition, if the Premises are not separately metered for electricity, Landlord reserves the right to cause meters to be installed (at Landlord’s expense) if Landlord reasonably determines that Tenant’s use of electrical services furnished by Landlord exceeds that which is customary in the Building (due to excessive use outside of Normal Building Hours, or otherwise), in which case Tenant will also pay for such electrical usage as Landlord reasonably determines to be in excess of that which is customary for tenants in the Building. Landlord has selected a utility company (“Electric Service Provider”) to provide electricity service for the Building, and will have the right at any time and from time to time during the Lease Term to either contract for service from a different company or companies providing electricity service (each such company hereinafter being referred to as an (“Alternate Service Provider”) or continue to contract service from the Electric Service Provider. Tenant will cooperate with Landlord, the Electric Service Provider and any Alternate Service Provider at all times and, as reasonably necessary, will allow Landlord, Electric Service Provider, and any Alternate Service Provider reasonable access to the Building’s electric lines, feeders, risers, wiring, and any other machinery within the Premises. If the Premises are not separately metered for electricity, then Tenant will obtain all of its electricity for the Premises from Landlord or, if the Premises are separately metered, from the Electric Service Provider or Alternate Service Provider or such other reputable electric utility company selected by Tenant and reasonably approved by Landlord. Landlord will not be liable or responsible for any loss, damage, or expense that Tenant sustains or incurs by reason of any change, failure, interference, disruption, or defect in the supply or character of the electric energy furnished to the Premises, or if the supply or character of the electrical energy supplied by the Electric Service Provider or any Alternate Service Provider (or by the electric utility company selected by Tenant, if the Premises are separately metered) is no longer available or suitable for Tenant’s requirements, and no such change, failure, defect, unavailability, or unsuitability will constitute an actual or constructive eviction, in whole or in part, or entitle Tenant to any abatement or diminution of rent, or relieve Tenant from any of its obligations under the Lease.

(c)                                  Tenant will have the right to purchase for use during business hours and non-business hours the services described in Article 13.2(a)(1) and (2) in excess of the amounts Landlord has agreed to furnish so long as (1) Tenant gives Landlord reasonable prior written notice of its desire to do so; (2) the excess services are reasonably available to Landlord and to the Premises; and (3) Tenant pays as Additional Rent (at the time the next payment of Base Rent is due) the cost of such excess service from time to time charged by Landlord; subject to the procedures established by Landlord from time to time for providing such additional or excess services.

(d)           The term “business hours” means 8:00 a.m. to 6:00 p.m. on Monday through Friday, except holidays (as that term is defined below), and 8:00 a.m. to 2:00 p.m. on Saturdays, except holidays. The term “holidays” means New Year’s Day, Memorial Day, Independence Day, Labor Day, Thanksgiving Day, and Christmas Day.

13.3  Tenant’s Costs.

Whenever equipment or lighting (other than building standard lights) is used in the Premises by Tenant and such equipment or lighting adversely affects the temperature otherwise normally maintained by the design of the Building’s air conditioning system, Landlord shall have the right, after prior written notice to Tenant, to install supplementary air conditioning facilities in the Premises or otherwise modify the ventilating and air conditioning system serving the Premises; and the cost of such facilities, modifications, and additional service shall be paid by Tenant as Additional Rent within thirty (30) days of receipt of an invoice. Should Tenant desire any additional service beyond that described in Article 13.2 hereof, Landlord may, at Landlord’s option upon reasonable advance notice from Tenant to Landlord, (i) refuse to consent to such services or (ii) consent to such services upon such conditions as Landlord elects (including the requirement that submeters be installed at Tenant’s expense, that Tenant pay directly to the provider of such service (in the case of sub-metered services) or to Landlord, as Additional Rent within thirty (30) days of receipt of an invoice, Landlord’s additional expenses resulting therefrom, and that Tenant pay the cost of all alterations or additions made to accommodate such excess use, including the cost of a submeter and installation of the same.)

13.4  Limitation on Liability.

Landlord shall not be in default under this Lease or be liable to Tenant or any other person for direct or consequential damage, or otherwise, for any failure to supply any heat, air conditioning, elevator, cleaning, lighting, security; for surges or interruptions of electricity; or for other services which Landlord has agreed to supply during any period provided that Landlord uses commercially reasonable diligence to supply such services. Landlord will use commercially reasonable efforts to diligently remedy any interruption in the furnishing of such services. Landlord reserves the right temporarily to discontinue such services at such times as may be necessary by reason of accident, repairs, alterations or improvements, strikes, lockouts, riots, acts of God, governmental preemption in connection with a national or local emergency, any rule, order, or regulation of any governmental agency, conditions of supply and demand that make any product unavailable, Landlord’s compliance with any mandatory governmental energy conservation or environmental protection program, or any voluntary governmental energy conservation program at the request of or with consent or acquiescence of Tenant, mandatory or prohibitive injunction issued in connection with the enforcement of the ADA, or any other event or condition beyond the control of Landlord. Landlord shall not be liable to Tenant or any other person or entity for direct or consequential damages resulting from the admission to or exclusion from the Building or Project of any person. In the event of invasion, mob, riot, public excitement, strikes, lockouts, or other circumstances rendering such action advisable in Landlord’s sole opinion, Landlord shall have the right to prevent access to the Building or Project during the continuance of the same by such means as Landlord, in its sole discretion, may deem appropriate, including without limitation locking doors and closing parking areas and other Common Areas. Landlord shall not be liable for damages to person or property or for injury to, or interruption of, business for any discontinuance permitted under this Article 13, nor will such discontinuance in any way be construed as an eviction of Tenant or cause an abatement of Rent or operate to release Tenant from any of Tenant’s obligations under this Lease.

Notwithstanding the foregoing, if the Premises are made untenantable for a period in excess of five (5) consecutive business days as a result of a failure to provide utilities or services that was within the reasonable control of Landlord to prevent (other than an interruption due to a fire or other casualty, or an act, neglect, fault, or omission by Tenant or its agents, servants, employees or invitees), then Tenant, as its sole remedy, shall be entitled to receive an abatement of Rent payable hereunder during the period beginning on the sixth (6th) consecutive business day of such failure and ending on the day the service has been restored. If the entire Premises have not been rendered untenantable by such failure, the amount of abatement shall be equitably prorated.

ARTICLE 14. TENANT’S CARE OF THE PREMISES.

Tenant shall maintain the Premises (including Tenant’s equipment, personal property, and trade fixtures located in the Premises) in the same condition as at the time they were delivered to Tenant, reasonable wear and tear and damage by casualty excluded. Tenant shall immediately advise Landlord of any damage to the Premises, Building or the Project. All damage or injury to the Premises, Building or the Project, or the fixtures, appurtenances, and equipment therein that is caused by Tenant, its agents, employees, or invitees may be repaired, restored, or replaced by Landlord, at the expense of Tenant (provided, however, that Landlord shall first give Tenant a reasonable opportunity after notice from Landlord to make non-emergency repairs to the Premises). Such expense (plus fifteen percent (15%) of such expense for Landlord’s overhead) will be collectible as Additional Rent and will be paid by Tenant within ten (10) days after delivery of a statement for such expense.

ARTICLE 15. ALTERATIONS.

15.1  General.

(a)                                 Tenant shall not make or allow to be made any alterations, additions, or improvements to or of the Premises, the Building or the Project or any part thereof, or attach any fixtures or equipment thereto after the Lease Date, without first obtaining Landlord’s prior written consent, which consent shall not be unreasonably withheld or delayed; provided however that Landlord may withhold its consent, in its sole and absolute discretion, to any alteration, addition or improvement to the structural portions or the HVAC, plumbing or electrical systems of the Building. All such alterations, additions, and improvements consented to by Landlord, and capital improvements that are required to be made to the Project as a result of the nature of Tenant’s use of the Premises:

(1)                                  Shall be performed by contractors approved by Landlord and subject to reasonable conditions specified by Landlord (which may include requiring the posting of a mechanic’s or materialmen’s lien bond); and

(2)                                 At Landlord’s option, will be made by Landlord for Tenant’s account, and Tenant will reimburse Landlord for their cost (including ten percent (10%) for Landlord’s overhead) within ten (10) days after receipt of a statement of such cost.

(b)                                 Subject to Tenant’s rights in Article 17 herein, all alterations, additions, fixtures, and improvements, whether temporary or permanent in character, made in or upon the Premises either by Tenant or Landlord, shall immediately become Landlord’s property, and at the end of the Term shall remain on the Premises without compensation to Tenant, unless when consenting to such alterations, additions, fixtures, or improvements, Landlord has advised Tenant in writing that such alterations, additions, fixtures, or improvements must be removed at the expiration or other termination of this Lease.

(c)                                  Notwithstanding the above, Tenant’s employees may hang light-weight pictures, art, and similar small decorative items in the Premises without Landlord’s approval, and without the resulting nail holes being deemed to constitute damage to the Premises.

15.2  Free-Standing Partitions.

Tenant shall have the right to install free-standing work station partitions, without Landlord’s prior written consent, so long as no building or other governmental permit is required for their installation or relocation; however, if a permit is required, Landlord shall not unreasonably withhold its consent to such relocation or installation. The free-standing work station partitions for which Tenant pays shall be part of Tenant’s trade fixtures for all purposes under this Lease. All other partitions installed in the Premises are and shall be Landlord’s property for all purposes under this Lease.

15.3  Removal.

If Landlord has required Tenant to remove any or all alterations, additions, fixtures, and improvements that are made in or upon the Premises pursuant to this Article 15 prior to the Expiration Date, Tenant shall remove such alterations, additions, fixtures, and improvements at Tenant’s sole cost and shall restore the Premises to the condition in which they were before such alterations, additions, fixtures, improvements, and additions were made, reasonable wear and tear excepted.

15.4  ADA Compliance.

Except as otherwise provided in this Article or in this Lease, Landlord shall be responsible for compliance with ADA Requirements, defined below, with respect to the Common Areas. Tenant, with respect to the Premises, at Tenant’s sole cost and expense (but subject to Landlord’s prior written approval, which approval shall not be unreasonably withheld or delayed), shall comply with the requirements imposed by the Americans with Disabilities Act (42 U.S.C. Article 12101 et seq.) and any regulations promulgated pursuant thereto effective from time to time during the Term (“ADA Requirements”) if:

(a)                                 the requirement for such alteration or addition arises as a result of:

(1)                                 Any alteration or addition by Tenant after the Lease Date;

(2)                                 Any violation by Tenant of any ADA Requirements;

(3)                                 A special use of the Premises or any part thereof by Tenant or any assignee or subtenant of Tenant (including but not limited to use for a facility which constitutes, or if open to the public generally would constitute, a “place of public accommodation” under the ADA Requirements);

(4)                                 The special needs of the employee(s) of Tenant or any assignee or subtenant of Tenant; or

(b)                                 The ADA Requirements would otherwise make Tenant rather than Landlord primarily responsible for making such alteration or addition.

ARTICLE 16. MECHANICS’ LIENS.

Tenant shall pay or cause to be paid all costs and charges for work (a) done by Tenant or caused to be done by Tenant, in or to the Premises, and (b) for all materials furnished for or in connection with such work. Tenant shall indemnify Landlord against and hold Landlord, the Premises, and the Project free, clear, and harmless of and from all mechanics’ liens and claims of liens, and all other liabilities, liens, claims, and demands on account of such work by or on behalf of Tenant, other than work performed by Landlord pursuant to this Lease. If any such lien, at any time, is filed against the Premises or any part of the Project, Tenant shall cause such lien to be discharged of record within ten (10) days after the filing of such lien, except that if Tenant desires to contest such lien, it shall deliver to Landlord, within such 10-day period, at least one hundred fifty percent (150%) of the amount of the claim, plus estimated costs and interest, by cashier’s check or certified funds which shall be held by Landlord as security to insure payment of the lien and to prevent any sale of the Project by foreclosure or otherwise by reason of such lien. If a final judgment establishing the validity or existence of a lien for any amount is entered, Tenant shall pay and satisfy the same at once. If Tenant fails to pay any charge, cost or expense for which a mechanics’ lien has been filed, and has not given Landlord security as described above, Landlord may, at its option, pay such charge and related costs and interest, and the amount so paid, together with reasonable attorneys’ fees incurred in connection with such lien, shall be immediately due from Tenant to Landlord as Additional Rent. Nothing contained in this Lease will be deemed the consent or agreement of Landlord to subject Landlord’s interest in the Project to liability under any mechanics’ or other lien law. If Tenant receives written notice that a lien has been or is about to be filed against the Premises or the Project, or that any action affecting title to the Project has been commenced on account of work done by or for or materials furnished to or for Tenant, it shall immediately give Landlord written notice of such notice. At least fifteen (15) days prior to the commencement of any work (including but not limited to any maintenance, repairs, alterations, additions, improvements, or installations) in or to the Premises, by or for Tenant, Tenant shall give Landlord (i) written notice of the proposed work and the names and addresses of the persons supplying labor and materials for the proposed work and (ii) two copies of Tenant’s plans and specifications for such work.

ARTICLE 17. END OF TERM.

On the Expiration Date or earlier termination of this Lease, Tenant shall promptly quit and surrender the Premises broom-clean, in good order and repair, ordinary wear and tear and damage from casualty or condemnation excepted. Tenant shall remove from the Premises any trade fixtures, equipment, and movable furniture placed in the Premises by Tenant, whether or not such trade fixtures or equipment are fastened to the Building, except that Tenant shall not remove trade fixtures or equipment without Landlord’s prior written consent if such fixtures or equipment are used in the operation of the Building, or if the removal of such fixtures or equipment may impair the structural strength of the Building. Tenant also shall remove such alterations, additions, improvements, trade fixtures, equipment, and furniture as Landlord has requested in accordance with Article 15, and telecommunications cabling in accordance with Article 28.37. Tenant shall fully repair any damage occasioned by the removal of any trade fixtures, equipment, furniture, alterations, additions, and improvements. All trade fixtures, equipment, furniture, inventory, effects, alterations, additions, and improvements on the Premises after the end of the Term shall be deemed conclusively to have been abandoned and may be appropriated, sold, stored, destroyed, or otherwise disposed of by Landlord without written notice to Tenant or any other person and without obligation to account for them. Tenant shall pay Landlord for all expenses incurred in connection with the removal of such property, including but not limited to the cost of repairing any damage to the Building or Premises caused by the removal of such property. Tenant’s obligation to observe and perform this covenant will survive the expiration or other termination of this Lease.

ARTICLE 18. EMINENT DOMAIN.

If all of the Premises are taken by exercise of the power of eminent domain (or conveyed by Landlord in lieu of such exercise) this Lease shall terminate on a date (the “Termination Date”) which is the earlier of the date upon which the condemning authority takes possession of the Premises or the date on which title to the Premises is vested in the condemning authority. If more than twenty-five percent (25%) of the rentable square feet of the Premises is so taken, Tenant will have the right to cancel this Lease by written notice to Landlord given within twenty (20) days after the termination date. If less than twenty-five percent ( 25%) of the rentable square feet of the Premises is so taken, or if the Tenant does not cancel this Lease according to the preceding sentence, the Base Rent shall be abated in the proportion of the rentable area of the Premises so taken to the rentable area of the Premises immediately before such taking, and Tenant’s Proportionate Share shall be appropriately recalculated. If twenty-five percent (25%) or more of the Building or the Project is so taken, Landlord may cancel this Lease by written notice to Tenant given within thirty (30) days after the termination date. In the event of any such taking, the entire award shall be paid to Landlord and Tenant will have no right or claim to any part of such award; however, Tenant shall have the right to assert a claim against the condemning authority in a separate action, so long as Landlord’s award is not otherwise reduced, for Tenant’s moving expenses and leasehold improvements owned by Tenant.

ARTICLE 19. DAMAGE AND DESTRUCTION.

(a)                                 If the Premises or the Building are damaged by fire or other insured casualty, Landlord shall give Tenant written notice of the time which will be needed to repair such damage, as determined by Landlord in its reasonable discretion, and the election (if any) which Landlord has made according to this Article 19. Such notice will be given before the thirtieth (30th) day (the “notice date”) after the fire or other insured casualty.

(b)                                 If the Premises or the Building are damaged by fire or other insured casualty to an extent which may be repaired within two hundred ten (210) days after the notice date, as reasonably determined by Landlord, Landlord shall promptly begin to repair the damage after the notice date and will diligently pursue the completion of such repair. In that event this Lease will continue in full force and effect except that Base Rent shall be abated on a pro rata basis from the date of the damage until the date of the completion of such repairs (the “repair period”) based on the proportion of the rentable area of the Premises Tenant is unable to use during the repair period.

(c)                                  If the Premises or the Building are damaged by fire or other insured casualty to an extent that may not be repaired within two hundred ten (210) days after the notice date, as reasonably determined by Landlord, then (1) Landlord may cancel this Lease as of the date of such damage by written notice given to Tenant on or before the notice date or (2) Tenant may cancel this Lease as of the date of such damage by written notice given to Landlord within ten (10) days after Landlord’s delivery of a written notice that the repairs cannot be made within such two hundred ten (210) day period. If neither Landlord nor Tenant so elects to cancel this Lease, Landlord shall diligently proceed to repair the Building and Premises and Base Rent shall be abated on a pro rata basis during the repair period based on the proportion of the rentable area of the Premises Tenant is unable to use during the repair period.

(d)                                 Notwithstanding the provisions of Article 19(a), (b), and (c) above, if the Premises or the Building are damaged by uninsured casualty, or if the proceeds of insurance are insufficient to pay for the repair of any damage to the Premises or the Building, Landlord shall have the option to repair such damage or cancel this Lease as of the date of such casualty by written notice to Tenant on or before the notice date.

(e)                                  If any such damage by fire or other casualty is the result of the willful conduct or negligence or failure to act of Tenant, its agents, contractors, employees, or invitees, there will be no abatement of Base Rent as otherwise provided for in this Article 19. Tenant shall have no rights to terminate this Lease on account of any damage to the Premises, the Building, or the Project except as specifically set forth herein, Tenant hereby waiving any such right which exists at law or in equity to the extent Tenant is not in violation of any laws.

ARTICLE 20. SUBORDINATION.

20.1  General.

This Lease and Tenant’s rights under this Lease are subject and subordinate to any ground or underlying lease, mortgage, indenture, deed of trust, or other lien encumbrance (each a “superior lien”), together with any renewals, extensions, modifications, consolidations, and replacements of such superior lien, now or after the date affecting or placed, charged, or enforced against the Land, the Building, or all or any portion of the Project or any interest of Landlord in them or Landlord’s interest in this Lease and the leasehold estate created by this Lease (except to the extent any such instrument expressly provides that this Lease is superior to such instrument). This provision shall be automatic and self-operative and no further instrument shall be required in order to effect it. Notwithstanding the foregoing, Tenant shall execute, acknowledge, and deliver to Landlord, within ten (10) business days after written demand by Landlord, such documents as may be reasonably requested by Landlord or the holder of any superior lien to confirm or effect any such subordination.

20.2  Attornment.

Tenant agrees that in the event that any holder of a superior lien succeeds to Landlord’s interest in the Premises, Tenant shall pay to such holder all Rent subsequently payable under this Lease. Further, Tenant agrees that in the event of the enforcement by the holder of a superior lien of the remedies provided for by law or by such superior lien, Tenant shall, upon request of any person or party succeeding to the interest of Landlord as a result of such enforcement, automatically become the Tenant of and attorn to such successor in interest without change in the terms or provisions of this Lease. So long as the Lease is then in full force and effect and Tenant is not in Default under this Lease, such successor shall continue the Lease in full force and effect as a direct lease between such successor and Tenant, upon and subject to all of the terms, covenants and conditions of the Lease, for the balance of the Term. Such successor in interest, however, shall not be bound by:

(a)                                 Any payment of rent for more than one month in advance, except prepayments in the nature of security for the performance by Tenant of its obligations under this Lease;

(b)                                 Any amendment or modification of this Lease made without the written consent of such successor in interest (if such consent was required under the terms of such superior lien);

(c)                                  Any claim against Landlord arising prior to the date on which such successor in interest succeeded to Landlord’s interest; or

(d)                                 Any claim or offset of Rent against the Landlord arising prior to the date on which such successor in interest succeeded to Landlord’s interest.

Upon request by such successor in interest and without cost to Landlord or such successor in interest, Tenant shall, within ten (10) business days after written demand, execute, acknowledge, and deliver an instrument or instruments confirming the attornment, so long as such instrument provides that such successor in interest will not disturb Tenant in its use of the Premises in accordance with this Lease.

ARTICLE 21. ENTRY BY LANDLORD.

Landlord, its agents, employees, and contractors may enter the Premises at any time in response to an emergency and otherwise at reasonable hours with reasonable notice to Tenant (which may be verbal or emailed) to:

(a)                                 Inspect the Premises;

(b)                                 Exhibit the Premises to prospective purchasers and lenders; and exhibit the Premises during the last nine (9) months of the Term to prospective tenants;

(c)                                  Determine whether Tenant is complying with all its obligations in this Lease;

(d)                                 Supply cleaning service and any other service to be provided by Landlord to Tenant according to this Lease;

(e)                                  Post written notices of non-responsibility or similar notices; or

(f)                                   Make repairs required of Landlord under the terms of this Lease or make repairs to any adjoining space or utility services or make repairs, alterations, or improvements to any other portion of the Building; however, all such work shall be done as promptly as reasonably possible and so as to cause as little interference to Tenant as reasonably possible.

Tenant, pursuant to this Article 21, waives any claim against Landlord, its agents, employees, or contractors for damages for any injury or inconvenience to or interference with Tenant’s business, any loss of occupancy or quiet enjoyment of the Premises, or any other loss occasioned by any entry in accordance with this Article 21. Landlord shall at all times have and retain a key with which to unlock all of the doors in, on, or about the Premises (excluding Tenant’s vaults, safes, and similar areas designated in writing by Tenant in advance). Landlord shall have the right to use any and all means Landlord may deem proper to open doors in and to the Premises in an emergency in order to obtain entry to the Premises, provided that Landlord will promptly repair any damages caused by any forced entry. Any entry to the Premises by Landlord in accordance with this Article 21 will not be construed or deemed to be a forcible or unlawful entry into or a detainer of the Premises or an eviction, actual or constructive, of Tenant from the Premises or any portion of the Premises, nor shall any such entry entitle Tenant to damages or an abatement of Base Rent, Additional Rent, or other charges that this Lease requires Tenant to pay.

ARTICLE 22. INDEMNIFICATION, WAIVER AND RELEASE.

22.1  Tenant’s Indemnification.

Except for any injury to persons or damage to property on the Premises that is proximately caused by or results proximately from the negligence or deliberate act of Landlord, its employees or agents, and subject to the provisions of Article 6.4 herein, Tenant shall indemnify and hold Landlord, Landlord’s wholly owned subsidiaries and the employees and agents of Landlord and Landlord’s wholly owned subsidiaries, (hereinafter collectively referred to as the “Indemnified Parties” and individually as an “Indemnified Party”), their employees and agents harmless from and against, any and all demands, claims, causes of action, fines, penalties, damages, liabilities, judgments, and expenses (including, without limitation, reasonable attorney’s fees) incurred in connection with or arising from:

(a)                                  the use or occupancy or manner of use or occupancy of the Premises by Tenant or any person claiming under Tenant;

(b)                                 any activity, work, or thing done or permitted by Tenant in or about the Premises, the Building, or the Project;

(c)                                  any breach by Tenant or its employees, agents, contractors, or invitees of this Lease;

(d)                                   any injury or damage to the person, property, or business of Tenant, its employees, agents, contractors, or invitees entering upon the Premises under the express or implied invitation of Tenant; and

(e)                                  any alleged violation by Tenant of any statutes, laws, rules, regulations, including, without limitation, the ADA.

If any action or proceeding is brought against an Indemnified Party by reason of any such claim for which Tenant has indemnified the Indemnified Parties, Tenant, upon written notice from such Indemnified Party, shall defend the same at Tenant’s expense, with counsel reasonably satisfactory to Landlord.

22.2  Waiver and Release.

Tenant, as a material part of the consideration to Landlord for this Lease, by this Article 22.2 waives and releases all claims against Landlord, Landlord’s wholly owned subsidiaries, and their employees and agents with respect to all matters for which Landlord has disclaimed liability pursuant to the provisions of this Lease, except to the extent such claims are the result of the gross negligence or willful misconduct of Landlord, its employees, or its property manager.

ARTICLE 23. QUIET ENJOYMENT.

Landlord covenants and agrees with Tenant that, so long as no uncured Event of Default by Tenant exists, Tenant may peaceably and quietly possess the Premises against all persons claiming by, through, or under Landlord, subject to the terms and conditions of this Lease.

ARTICLE 24. EFFECT OF SALE.

A sale, conveyance, or assignment of the Building or the Project shall operate to release Landlord from liability from and after the effective date of such sale, conveyance, or assignment upon all of the covenants, terms, and conditions of this Lease, express or implied, except those liabilities that arose prior to such effective date, and, after the effective date of such sale, conveyance, or assignment, Tenant shall look solely to Landlord’s successor in interest in and to this Lease. This Lease shall not be affected by any such sale, conveyance, or assignment, and Tenant shall attorn to Landlord’s successor in interest to this Lease, so long as such successor in interest assumes Landlord’s obligations under the Lease from and after such effective date.

ARTICLE 25. DEFAULT.

25.1  Events of Default by Tenant.

Following events are referred to, collectively, as “Events of Default” or, individually, as an “Event of Default”:

(a)                                  Tenant fails to pay Rent when due, and such failure continues for five (5) business days after written notice from Landlord;

(b)                                  Tenant breaches any of the other agreements, terms, covenants, or conditions that this Lease requires Tenant to perform, and such breach continues for a period of thirty (30) days after written notice from Landlord to Tenant or, if such breach cannot be cured reasonably within such thirty (30) day period, if Tenant fails to diligently commence to cure such breach within thirty (30) days after written notice from Landlord and to complete such cure within a reasonable time thereafter, not to exceed an additional sixty (60) days.

(c)                                   This Lease or the Premises or any part of the Premises are taken upon execution or by other process of law directed against Tenant, or are taken upon or subject to any attachment by any creditor of Tenant or claimant against Tenant, and said attachment is not discharged or disposed of within sixty (60) days after its levy;

(d)                                   Tenant files a petition in bankruptcy or insolvency or for reorganization or arrangement under the bankruptcy laws of the United States or under any insolvency act of any state, or admits the material allegations of any such petition by answer or otherwise, or is dissolved or makes an assignment for the benefit of creditors;

(e)                                    Involuntary proceedings under any such bankruptcy law or insolvency act or for the dissolution of Tenant are instituted against Tenant, or a receiver or trustee is appointed for all or substantially all of the property of Tenant, and such proceeding is not dismissed or such receivership or trusteeship vacated within sixty (60) days after such institution or appointment;

(f)                                   Tenant shall repeatedly default in the timely payment of Rent or any other charges required to be paid, or shall repeatedly default in keeping, observing or performing any other covenant, agreement, condition or provision of this Lease, beyond any applicable notice and cure periods, whether or not Tenant ultimately cures any such payment or other default. For the purposes of this Article 25.1, the occurrence of similar defaults two (2) times during any Lease Year shall constitute a repeated default.

25.2  Landlord’s Remedies.

If any one or more events of default set forth in Article 25.1 occurs then Landlord has the right, at its election:

(a)                                  To give Tenant written notice of Landlord’s intention to terminate this Lease on the earliest date permitted by law or on any later date specified in such notice, in which case Tenant’s right to possession of the Premises shall cease and this Lease shall be terminated, except as to Tenant’s liability, on the date specified by Landlord;

(b)                                   Without further demand or notice, to reenter and take possession of the Premises or any part of the Premises, repossess the same, expel Tenant and those claiming through or under Tenant, and remove the effects of both or either, using any lawful means for such purposes, without being liable for prosecution, without being deemed guilty of any manner of trespass, and without prejudice to any remedies for arrears of Base Rent or other amounts payable under this Lease or as a result of any preceding breach of covenants or conditions; or

(c)                                   Without further demand or notice to cure any Event of Default and to charge Tenant for the cost of effecting such cure, including without limitation reasonable attorneys’ fees and interest on the amount so advanced at the rate set forth in Article 28.33, provided that Landlord will have no obligation to cure any such Event of Default of Tenant.

Should Landlord elect to reenter as provided in Article 25.2(b), or should Landlord take possession pursuant to legal proceedings or pursuant to any notice provided by law, Landlord may, from time to time, without terminating this Lease, relet the Premises or any part of the Premises in Landlord’s or Tenant’s name, but for the account of Tenant, for such term or terms (which may be greater or less than the period which would otherwise have constituted the balance of the Term) and on such conditions and upon such other terms (which may include concessions of free rent and alteration and repair of the Premises) as Landlord, in its reasonable discretion, may determine, and Landlord may collect and receive the Rent. Landlord will in no way be responsible or liable for any failure to relet the Premises, or any part of the Premises, or for any failure to collect any Rent due upon such reletting. No such reentry or taking possession of the Premises by Landlord will be construed as an election on Landlord’s part to terminate this Lease unless a written notice of such intention is given to Tenant. No written notice from Landlord under this Article or under a forcible or unlawful entry and detainer statute or similar law will constitute an election by Landlord to terminate this Lease unless such notice specifically so states. Landlord reserves the right following any such reentry or reletting to exercise its right to terminate this Lease by giving Tenant such written notice, in which event this Lease will terminate as specified in such notice.

25.3  Damages; no Termination.

In the event that Landlord does not elect to terminate this Lease as permitted in Article 25.2(a), but on the contrary elects to take possession as provided in Article 25.2(b), Tenant shall pay to Landlord Base Rent and other sums as provided in this Lease that would be payable under this Lease if such repossession had not occurred, less the net proceeds, if any, of any reletting of the Premises after deducting all of Landlord’s reasonable expenses in connection with such reletting, including without limitation all repossession costs, brokerage commissions, attorneys’ fees, expenses of employees, alteration and repair costs, and expenses of preparation for such reletting. If, in connection with any reletting, the new lease term extends beyond the Term, or the Premises covered by such new lease includes other premises not part of the Premises, a fair apportionment of the Rent received from such reletting and the expenses incurred in connection with such reletting as provided in this Article 25.3 will be made in determining the net proceeds from such reletting, and any Rent concessions will be equally apportioned over the term of the new lease. Tenant will pay such rent and other sums to Landlord monthly on the day on which the Base Rent would have been payable under this Lease if possession had not been retaken, and Landlord shall be entitled to receive such rent and other sums from Tenant on each such day.

25.4  Damages upon Termination.

(i) If this Lease is terminated on account of the occurrence of an Event of Default, Tenant shall remain liable to Landlord for damages in an amount equal to Base Rent and other amounts that would have been owing by Tenant for the balance of the Term, had this Lease not been terminated, less the net proceeds, if any, of any reletting of the Premises by Landlord subsequent to such termination, after deducting all of Landlord’s expenses in connection with such reletting, including without limitation the expenses enumerated in Article 25.3. Landlord shall be entitled to collect such damages from Tenant monthly on the day on which Base Rent and other amounts would have been payable under this Lease if this Lease had not been terminated, and Landlord shall be entitled to receive such Base Rent and other amounts from Tenant on each such day.

(ii) Alternatively, at the option of Landlord, in the event this Lease is so terminated, Landlord shall be entitled, upon written notice to Tenant at any time after such termination, to declare the present cash value (as of the date of such default) of the entire balance of Rent for the remainder of the Term to be due and payable, less the amount of such rental loss that Tenant proves should have been reasonably avoided, and to collect such balance in addition to any additional amounts due prior to such termination in any manner not inconsistent with applicable law. For the purpose of this Article 25.4, the “present cash value” shall be computed by adding interest at the per annum interest rate described in Article 28.33 herein from the date on which this Lease is terminated to the date Landlord obtains a court judgment against Tenant for the amount due and discounting the entire balance due to Landlord at the Discount Rate charged by the Federal Reserve Banks as published in the “Money Rates” section of the Wall Street Journal on the day the Lease is terminated or if not published on such date, the publication date immediately prior to the termination date, plus two percent (2%).

25.5  Cumulative Remedies.

Any suit or suits for the recovery of the amounts and damages set forth in Articles 25.3 and 25.4 may be brought by Landlord, from time to time, at Landlord’s election, and nothing in this Lease will be deemed to require Landlord to await the date upon which this Lease or the Term would have expired had there occurred no Event of Default. Tenant agrees that Landlord may file suit to recover any sums due to Landlord under this Lease from time to time and that such suit or recovery of any amount due Landlord hereunder shall not be any defense to any subsequent action brought for any amount not previously reduced to judgment in favor of Landlord. Each right and remedy provided for in this Lease is cumulative and is in addition to every other right or remedy provided for in this Lease or now or after the Lease date existing at law or in equity or by statute or otherwise, and the exercise or beginning of the exercise by Landlord of any one or more of the rights or remedies provided for in this Lease or now or after the Lease Date existing at law or in equity or by statute or otherwise will not preclude the simultaneous or later exercise by Landlord of any or all other rights or remedies provided for in this Lease or now or after the Lease Date existing at law or in equity or by statute or otherwise. All costs incurred by Landlord in collecting any amounts and damages owing by Tenant pursuant to the provisions of this Lease or to enforce any provision of this Lease, including reasonable attorneys’ fees from the date any such matter is turned over to an attorney, whether or not one or more actions are commenced by Landlord, will also be recoverable by Landlord from Tenant.

25.6  Mitigation.

If Landlord has not terminated Tenant’s right to possession, Landlord will have no obligation to mitigate Landlord’s damages. If an Event of Default occurs by Tenant and Landlord terminates Tenant’s right to possession but does not terminate this Lease, Landlord will use reasonable efforts to mitigate its damages as follows: (i) Landlord will be required to use only reasonable efforts to mitigate, which will not exceed such efforts as Landlord generally uses to lease other space in the Building; (ii) Landlord will not be deemed to have failed to mitigate if Landlord leases any other portion of the Building before reletting all or any portion of the Premises. In recognition that the value of the Building depends on the rental rates and terms of leases therein, Landlord’s rejection of a prospective replacement tenant based on an offer of rentals below Landlord’s published rates for new leases of comparable space in the Building at the time in question, or at Landlord’s option, below the rates provided in this Lease, or containing terms less favorable than those contained herein, will not give rise to a claim by Tenant that Landlord failed to mitigate damages. Tenant shall bear the burden of proving Landlord failed to take such reasonable measures to mitigate damages in any lawsuit filed in connection with this Lease.

ARTICLE 26. Intentionally Deleted.

ARTICLE 27. PARKING.

27.1                        Tenant shall be entitled to use, without charge and in common with the other tenants of the

Project, the non-reserved parking spaces serving the Building (together with the reserved space(s), the “Parking”). The Parking shall be subject to rules and regulations for the use thereof as prescribed from time to time by Landlord. Landlord will not be responsible for money, jewelry, automobiles or other personal property lost in or stolen from the Parking areas, or for vandalism to automobiles occurring in the Parking areas, it being agreed that, to the fullest extent permitted by law, the use of the Parking will be at the sole risk of Tenant and its employees. Landlord will have the right to temporarily close the Parking areas to perform necessary repairs, maintenance and improvements.

27.2                        Tenant agrees not to overburden the Parking and agrees to cooperate with Landlord and other tenants in the use of the Parking. Landlord reserves the right in its sole but reasonable discretion to determine whether the Parking is becoming crowded and, in such event, to allocate specific parking spaces among Tenant and other tenants or to take other steps to correct such condition, including but not limited to policing and towing, and if Tenant, its agents, officers, employees, contractors, licensees or invitees are reasonably deemed by Landlord to be contributing to such condition, to charge to Tenant as Rent that portion of the cost thereof which Landlord reasonably determines to be caused thereby. Landlord may, in its sole discretion, change the location and nature of the Parking spaces available to Tenant, provided that after such change, there shall be available to Tenant approximately the same number of spaces as available before such change.

ARTICLE 28. MISCELLANEOUS.

28.1                        Substitution of Premises.

Upon not less than 45 days’ prior written notice, Landlord may require Tenant to move to another location of comparable size and tenant improvement finish in the Building (“Substitute Premises”) in order to permit Landlord to consolidate the Premises with other space leased or to be leased by another tenant in the Building. In the event of such relocation, Landlord will pay all expenses of preparing and decorating the Substitute Premises, of moving Tenant’s furniture and equipment to the Substitute Premises, and of replacing door lettering and reasonable quantities of new stationery. Landlord shall not be responsible, and Tenant shall not make any claim against Landlord, for damages, abatement of rent, lost profits or otherwise as a result of the relocation. Following the effective date of such relocation, the Substitute Premises shall be deemed to be the Premises or all purposes hereunder and Tenant shall have no further right, title or interest to the original Premises. The parties shall execute and deliver an amendment to this Lease to evidence the relocation. Base Rent and Tenant’s Proportionate Share shall not be increased by more than 5% as a result of the relocation, even if Tenant’s Substitute Premises are more than 5% larger than the original Premises.

28.2                        Security Deposit.

As of the Lease Date, Tenant has deposited the Security Deposit referred to in Article 1 of this Lease with Landlord as security for the full, faithful, and timely performance of every provision of this Lease to be performed by Tenant. If an Event of Default occurs with respect to any provision of this Lease, including but not limited to the provisions relating to the payment of Rent, Landlord may use, apply, or retain all or any part of the Security Deposit for the payment of any Rent, or any other sum in default, or for the payment of any other amount Landlord may spend or become obligated to spend by reason of Tenant’s default, or to compensate Landlord for any other loss or damage Landlord may suffer by reason of Tenant’s default. If any portion of the Security Deposit is so used, applied, or retained, Tenant shall, within five (5) days after written demand, deposit cash with Landlord in an amount sufficient to restore the Security Deposit to its original amount. Landlord will not be required to keep the Security Deposit separate from its general funds, and Tenant will not be entitled to interest on the Security Deposit. The Security Deposit shall not be deemed a limitation on Landlord’s damages or a payment of liquidated damages or a payment of the Base Rent due for the last month of the Term. The Security Deposit, or any balance of the Security Deposit after application or retention as described herein, will be returned to Tenant within 45 days after the expiration of the Term. Landlord may deliver the funds deposited under this Lease by Tenant to the purchaser of the Building in the event the Building is sold, and after such time Landlord will have no further liability to Tenant with respect to the Security Deposit.

28.3                        Signs.

Except for signs that are located inside the Premises and are not visible outside the Building, no signs will be placed in the Premises, Building or Project without the prior written consent of Landlord as to size, design, color, location, content, illumination, composition, material, and mobility, which consent may be withheld for any reason in the sole discretion of Landlord. Tenant shall remove all signs at the end of the Term or duly exercised Renewal Term and shall repair and restore any damage caused by their installation or removal. Landlord shall place Tenant’s name in the Building directory; any changes to such listing shall be at Tenant’s expense.

28.4        No Offer.

This Lease is submitted to Tenant on the understanding that it will not be considered an offer and will not bind Landlord in any way until Tenant has duly executed and delivered duplicate originals to Landlord and Landlord has executed and delivered one of such originals to Tenant. However, Tenant’s execution and delivery of this Lease to Landlord or its agents shall constitute an irrevocable offer by Tenant to lease the Premises on the terms and conditions herein contained, which offer may not be revoked for 15 days after such delivery

28.5        Joint and Several Liability.

If Tenant is composed of more than one signatory to this Lease, each signatory will be jointly and severally liable with each other signatory for payment and performance according to this Lease. The act of, written notice to, written notice from, refund to, or signature of any signatory to this Lease (including without limitation modifications of this Lease made by fewer than all such signatories) will bind every other signatory as though every other signatory had so acted, or received or given the written notice or refund, or signed.

28.6        No Construction Against Drafting Party.

Landlord and Tenant acknowledge that each of them and their counsel have had an opportunity to review this Lease and that this Lease will not be construed against Landlord merely because Landlord has prepared it.

28.7        Time of the Essence.

Time is of the essence of each and every provision of this Lease.

28.8        No Recordation.

Tenant shall not record this Lease or any memorandum or short form thereof; any such recording by Tenant will be void and a default under this Lease.

28.9        No Waiver.

The waiver by Landlord of any agreement, condition, or provision contained in this Lease will not be deemed to be a waiver of any subsequent breach of the same or any other agreement, condition, or provision contained in this Lease, nor will any custom or practice that may grow up between the parties in the administration of the Terms of this Lease be construed to waive or to lessen the right of Landlord to insist upon the performance by Tenant in strict accordance with the Terms of this Lease. The subsequent acceptance of rent by Landlord will not be deemed to be a waiver of any preceding breach by Tenant of any agreement, condition, or provision of this Lease, other than the failure of Tenant to pay the particular rent so accepted, regardless of Landlord’s knowledge of such preceding breach at the time of acceptance of such rent.

28.10      Limitation on Recourse.

It is expressly understood and agreed by Tenant that none of Landlord’s covenants, undertaking or agreements contained in this Lease are made or intended as personal covenants, undertaking or agreements by Landlord or its partners. Tenant specifically agrees to look solely to Landlord’s interest in the Building for the recovery of any judgments from Landlord. It is agreed that Landlord (and its shareholders, venturers, and partners, and their shareholders, venturers, and partners and all of their officers, directors, and employees) shall not be personally liable for any such judgments. The provisions contained in the preceding sentences are not intended to and will not limit any right that Tenant might otherwise have to obtain injunctive relief against Landlord or relief in any suit or action in connection with enforcement or collection of amounts that may become owing or payable under or on account of insurance maintained by Landlord.

28.11      Estoppel Certificates.

At any time and from time to time but within 10 days after written request by Landlord, Tenant shall execute, acknowledge, and deliver to Landlord a certificate in the form attached hereto as Exhibit C, or such other form as is then in use by Landlord or an existing or prospective purchaser or lender, certifying as to the matters set forth therein. Any such certificate may be relied upon by any existing or prospective purchaser or lender or mortgagee or beneficiary under any deed of trust of the Building or any part of the Project. Tenant’s failure to deliver such a certificate within such time shall be conclusive evidence of the matters set forth in it.

28.12      Waiver of Jury Trial.

Landlord and Tenant, by this Article 28.12, waive trial by jury in any action, proceeding, or counterclaim brought by either of the parties to this Lease against the other on any matters whatsoever arising out of or in any way connected with this Lease, the relationship of Landlord and Tenant, Tenant’s use or occupancy of the Premises, or any other claims (except claims for personal injury or property damage), and any emergency statutory or any other statutory remedy.

28.13      No Merger.

The voluntary or other surrender of this Lease by Tenant or the cancellation of this Lease by mutual agreement of Tenant and Landlord or the termination of this Lease on account of Tenant’s default shall not work a merger, and shall, at Landlord’s option, (a) terminate all or any subleases and subtenancies or (b) operate as an assignment to Landlord of all or any subleases or subtenancies. Landlord’s option under this Article 28.13 shall be exercised by written notice to Tenant and all known sublessees or subtenants in the Premises or any part of the Premises.

28.14      Holding Over.

Tenant shall have no right to remain in possession of all or any part of the Premises after the expiration of the Term. If Tenant retains possession of the Premises or any part thereof after the expiration or termination of the Term or Tenant’s right to possession of the Premises, Tenant shall pay Rent during such holding over in an amount equal to 150% (increasing to 200% of the Holding Over lasts for more than 60 days) of all Rent due (based on the Base Rent, estimated Operating Expenses and estimated Taxes, and Additional Rent payable for the last month of the Lease Term), computed on a monthly basis for each month or partial month that Tenant remains in possession. Tenant shall also pay, indemnify and defend Landlord from and against all claims and damages, consequential as well as direct, sustained by reason of Tenant’s holding over, including without limitation damages associated with Landlord’s inability to deliver the Premises to or prepare them for a new tenant. The provisions of this paragraph do not waive Landlord’s right of re-entry or right to regain possession by actions at law or in equity, or any other rights hereunder, and any receipt of payment by Landlord shall not be deemed a consent by Landlord to Tenant’s remaining in possession or be construed as creating or renewing any lease or right of tenancy between Landlord and Tenant.

28.15      Notices.

Any notice, request, demand, consent, approval, or other communication required or permitted under this Lease must be in writing and shall be deemed to have been given when (a) hand-delivered, effective upon receipt, (b) sent by United States Express Mail or by private overnight courier, effective upon receipt, or (c) sent by certified mail, return receipt requested, addressed to the party for whom it is intended at its address set forth in Article 1.1, or deposited in the United States Mail, with postage thereon fully prepaid, effective on the day of actual delivery as shown by the addressee’s return receipt or the expiration of three (3) business days after the date of mailing, whichever is earlier, or (d) sent by facsimile transmission, effective upon receipt provided that a hard copy is delivered by one of the methods outlined in clauses (a) through (c) above within three (3) days thereafter. Either Landlord or Tenant may add additional addresses or change its address for purposes of receipt of any such communication by giving ten (10) days’ prior written notice of such change to the other party in the manner prescribed in this Article 28.15.

28.16      Severability.

If any provision of this Lease proves to be illegal, invalid, or unenforceable, the remainder of this Lease will not be affected by such finding, and in lieu of each provision of this Lease that is illegal, invalid, or unenforceable a provision will be added as a part of this Lease as similar in terms to such illegal, invalid, or unenforceable provision as may be possible and be legal, valid, and enforceable.

28.17      Written Amendment Required.

No amendment, alteration, modification of, or addition to the Lease shall be valid or binding unless expressed in writing and signed by Landlord and Tenant. Tenant agrees to make any modifications of the Terms and provisions of this Lease required or requested by any lending institution providing financing for the Building, or Project, as the case may be, provided that no such modifications will materially adversely affect Tenant’s rights and obligations under this Lease.

28.18      Captions.

The captions of the various articles of this Lease are for convenience only and do not necessarily define, limit, describe, or construe the contents of such articles.

28.19      Authority.

Tenant represents to Landlord that the party executing this Lease on behalf of Tenant is authorized to do so by requisite action of the board of directors or partners, as the case may be, and agrees, upon execution of this Lease, to deliver to Landlord a resolution or similar document to that effect.

28.20      Brokers.

Tenant warrants and represents to Landlord that it has not dealt with any real estate broker except for the Brokers, if any, listed in Article 1.1 (Basic Lease Information) with respect to this Lease, and that to its knowledge no other broker initiated or participated in the negotiation of this Lease, submitted or showed the Premises to Tenant or is entitled to any commission in connection with this Lease. Tenant agrees to indemnify and hold Landlord harmless from all claims from any other broker for commission or fees in connection with the Premises based on dealings with Tenant. Tenant’s obligations under this Section 28.20 will survive termination of this Lease. Landlord will pay a commission to the Brokers according to a separate agreement.

28.21      Governing Law.

This Lease shall be governed by and construed pursuant to the internal laws of the state of Illinois.

28.22      No Easements for Air or Light.

Any diminution or shutting off of light, air, or view by any structure that may be erected on lands adjacent to the Building shall in no way affect this Lease or impose any liability on Landlord.

28.23      Tax Credits.

Landlord is entitled to claim all tax credits and depreciation attributable to leasehold improvements in the Premises. Promptly after Landlord’s demand, Landlord and Tenant shall prepare a detailed list of the leasehold improvements and fixtures and their respective costs for which Landlord or Tenant has paid. Landlord shall be entitled to all credits and depreciation for those items for which Landlord has paid by means of any Tenant finish allowance or otherwise. Tenant shall be entitled to any tax credits and depreciation for all items for which Tenant has paid with funds not provided or reimbursed by Landlord.

28.24      Landlord’s Fees.

Whenever Tenant requests Landlord to take any action or give any consent required or permitted under this Lease, Tenant shall reimburse Landlord for all of Landlord’s reasonable costs incurred in reviewing the proposed action or consent, including without limitation reasonable attorneys’, engineers’ or architects’ fees, within 10 days after Landlord’s delivery to Tenant of a statement of such costs. Tenant shall be obligated to make such reimbursement without regard to whether Landlord consents to any such proposed action.

28.25      Non-waiver.

Any default in the payment of Base Rent or Additional Rent or other charges, or any failure of Landlord to enforce the provisions of this Lease upon any default by the Tenant shall not be construed as creating a custom of deferring payment or as modifying in any way the Terms of this Lease or as a waiver of Landlord’s right to terminate this Lease as herein provided, or otherwise, to enforce the provisions hereof for any prior or subsequent default.

28.26      Presumption.

In all cases hereunder, and in any suit, action or proceeding of any kind between the parties, it shall be presumptive evidence of the fact a charge being due, if Landlord shall produce a bill, notice or certificate to the effect that such charge appears of record on the books in Landlord’s office or appears as an open charge on the books, records or official bills of municipal authorities, and has not been paid.

28.27      Waiver of Technical Defects in Notices.

In lieu of Landlord or Tenant waiving the right to receive any notices, both parties hereby waives any technical defects as to form, substance and delivery in the giving of any notices required by this Lease and Illinois Compiled Statutes so long as the notice reasonably apprises the appropriate party of the general nature of the reason for the giving of the notice and affords such party a reasonable opportunity to cure, if applicable.

28.28      No Right to Terminate.

Tenant hereby waives the remedies of termination and rescission and hereby agrees that Tenant’s sole remedies for Landlord’s default hereunder and for breach of any promise or inducement shall be limited to a suit for damages and/or injunction-specific performance.

28.29      No Liability for Crimes.

Landlord makes no representations or warranties with respect to crime in the area, undertakes no duty to protect against criminal acts and shall not be liable for any injury, wrongful death or property damage arising from any criminal acts. The Landlord may, from time to time, employ or caused to be employed security personnel and equipment, however, such personnel and equipment are only for the protection of Landlord’s property. Landlord reserves the right, in its sole and absolute discretion, to start, alter or terminate any such security services without notice. Tenant is urged to provide security for its invitees, its own personnel, and property as it deems necessary. Tenant is urged to obtain insurance to protect against criminal acts.

28.30      Binding Effect.

The covenants, conditions, and agreements contained in this Lease will bind and inure to the benefit of Landlord and Tenant and their respective heirs, distributees, executors, administrators, successors, and, except as otherwise provided in this Lease, their assigns.

28.31      Confidentiality.

Tenant acknowledges that the terms and conditions of this Lease are to remain confidential for the

Landlord’s benefit, and shall not be disclosed by Tenant to anyone, by any manner or means, directly or indirectly, without Landlord’s prior written consent; provided, however, Tenant may disclose such terms or conditions to affiliates of Tenant and prospective subtenants and assignee for the sole purpose of evaluating a potential sublease or assignment so long as such affiliates and prospective subtenants and assignees agree to abide by the terms of this Article 28.31. The consent by Landlord to any disclosures shall not be deemed to be a waiver on the part of Landlord of any prohibition against any future disclosure.

28.32      Force Majeure.

Landlord shall have no liability to Tenant, nor will Tenant have any right to terminate this Lease or abate Rent or assert a claim of partial or total actual or constructive eviction, because of Landlord’s failure to perform any of its obligations in the Lease if the failure is due to reasons beyond Landlord’s reasonable control, including without limitation strikes or other labor difficulties; inability to obtain necessary governmental permits and approvals (including building permits or certificates of occupancy); unavailability or scarcity of materials; war; riot; civil insurrection; accidents; acts of God; and governmental preemption in connection with a national emergency. If Landlord fails to perform its obligations because of any reasons beyond Landlord’s reasonable control (including those enumerated above), the period for Landlord’s performance will be extended day for day for the duration of the cause of Landlord’s failure.

28.33      Interest and Late Charges.

All Rent and other sums due under this Lease which are not paid when due shall accrue interest at the lesser of the Prime Rate plus six percent (6%) per annum, or the highest rate allowed by law. If Tenant fails to pay any Rent when due, the unpaid amounts also will be subject to a late payment charge equal to three percent (3%) of the unpaid amounts. This late payment charge is intended to compensate Landlord for its additional administrative costs resulting from Tenant’s failure, and has been agreed upon by Landlord and Tenant as a reasonable estimate of the additional administrative costs that will be incurred by Landlord as a result of Tenant’s failure. The actual cost in each instance is extremely difficult, if not impossible, to determine. This late payment charge will constitute liquidated damages and will be paid to Landlord together with such unpaid amounts and interest as set forth above. The payment of this late payment charge will not constitute a waiver by Landlord of any default by Tenant under this Lease.

28.34      Entire Agreement.

This Lease, the exhibits and addenda, if any, contain the entire agreement between Landlord and Tenant. No promises or representations, except as contained in this Lease, have been made to Tenant respecting the condition or the manner of operating the Premises, the Building, or the Project.

28.35      Counterparts.

This Lease may be executed in several counterparts, each of which shall be an original and all of which shall constitute but one and the same instrument, except that in the event of variation or discrepancy between counterparts, the counterpart held by Landlord shall control. Landlord shall have the unilateral right to insert the Lease Date on page 1 hereof.

28.36      OFAC Certification.

Tenant hereby represents and certifies to Landlord as follows: (i) Tenant is not acting, directly or indirectly, for or on behalf of any person, group, entity or nation named by any Executive Order, including without limitation Executive Order 13224, or the United States Treasury Department as a terrorist, “Specially Designated National and Blocked Person,” or other banned or blocked person, entity, nation or transaction pursuant to any law, order, rule or regulation that is enacted, enforced or administered by the Office of Foreign Assets Control; and (ii) Tenant is not engaged in this transaction, directly or indirectly, for or on behalf of, or instigating or facilitating this transaction, directly or indirectly on behalf of, any such person, group, entity or nation. Notwithstanding anything in this Lease to the contrary, Tenant hereby agrees to defend, indemnify and hold harmless Landlord from and against any and all claims, damages, losses, risks, liabilities, fines, penalties, forfeitures and expenses (including without limitation costs and attorneys’ fees) arising from or related to any breach of the foregoing certification.

28.37      Telecommunications.

There are installed in the Building telephone riser cables (collectively the “riser cables”) from the outside of the Building to the terminal block on each floor in the Building. Subject to Landlord’s supervision and approval, Tenant shall have the right to use the riser cables by installing telecommunication lines from the Premises to the terminal block on the floor or floors on which the Premises are located (such lines, and any other voice/data cables, lines or wires used or installed by or for Tenant and serving the Premises are referred to as the “telecommunication lines”). Landlord, however, makes no representations or warranties with respect to the capacity, suitability or design of the riser cables or terminal blocks. If there is more than one tenant on a floor, Landlord will allocate hook-ups to the terminal block based on the proportion of rentable square feet that each tenant occupies on the floor. The installation and hook-up of telecommunication lines by Tenant will be subject to all of the terms and conditions of this Lease, including, without limitation, Article 15 of this Lease. Tenant will have no rights or interest in the riser cables and terminal blocks in the Building therein except as set forth herein. Under no circumstances will Landlord or its agents or employees be liable for, and Tenant and each of its subtenants waives all claims with respect to, any damages or losses sustained by it or any occupant of the Premises, including any property or consequential damages, resulting from operating or maintenance of the riser cables and terminal blocks. Without limiting the generality of the foregoing, in no event shall Landlord be liable for: (a) any damage to Tenant’s or its subtenants’ telephone lines, telephones or other equipment connected to the telecommunication lines, (b) interruption or failure of, or interference with, telephone or other service coming through the telecommunication lines to the Premises, or (c) unauthorized eavesdropping or wiretapping. All telephone and telecommunications desired by Tenant must be ordered and utilized at the sole expense of Tenant. All of Tenant’s telecommunications equipment must be and remain solely in the Premises, in accordance with this Lease and with the rules and regulations adopted by Landlord from time to time.

Any and all telecommunications lines and equipment installed in the Premises or elsewhere in the Building by or on behalf of Tenant must be removed before the expiration or earlier termination of this Lease, by Tenant at its sole cost or, at Landlord’s election, by Landlord at Tenant’s sole cost, with such cost to be paid as additional rent. However, Landlord will have the right, upon written notice to Tenant given no later than 30 days before the expiration or earlier termination of this Lease, to require Tenant to abandon and leave in place, without additional payment to Tenant or credit against rent, any and all telecommunication lines and related infrastructure, or selected components thereof, whether located in the Premises or elsewhere in the Project. Tenant covenants and agrees that at the termination or expiration of this Lease, Tenant will be the sole owner of such telecommunication lines and related equipment and infrastructure, such that if Landlord elects to require such telecommunication lines and related equipment and infrastructure to remain in place, Landlord will become the sole owner thereof upon expiration or termination of this Lease; Tenant further covenants that such telecommunication lines and related equipment and infrastructure will be free of all liens and encumbrances, and that such telecommunication lines will be in good condition, working order, and properly labeled at each end and in each telecommunications/electrical closet and junction box. The provisions of this grammatical paragraph will survive expiration or termination of this Lease.

If Tenant wishes at any time to utilize the services of a telecommunications provider whose equipment is not then servicing the Building, no such provider will be permitted to install its lines or other equipment within the Building or on the Project without first securing the prior written consent of Landlord, which consent may be withheld in Landlord’s sole discretion. If telecommunications equipment, wiring, and facilities installed by or at the request of Tenant within the Premises, or elsewhere within or on the Building or Project causes interference to equipment used by another party, Tenant will (i) assume all liability related to such interference, and will indemnify and hold Landlord harmless from any liabilities and claims against Landlord resulting from such interference, (ii) use reasonable efforts, and cooperate with Landlord and other parties, to promptly eliminate such interference, (iii) if Tenant is unable to promptly eliminate such interference, substitute alternative equipment which remedies the situation, and (iv) if such interference persists, discontinue the use of the equipment causing such interference and, at Landlord’s discretion, remove such equipment.

[Remainder of page intentionally left blank; signature page follows]

IN WITNESS WHEREOF, Landlord and Tenant have executed this Lease as of the Lease Date.

LANDLORD

MJH NORTHBROOK LLC, a Delaware limited liability company

By:	JONES LANG LASALLE AMERICAS (ILLINOIS), L. P.,
Property Manager and Authorized Agent

By:	/s/ Barbara A. Liebers
Name:	Barbara A. Liebers
Its:	Senior Vice President

TENANT

CLARUS THERAPEUTICS, INC., a Delaware corporation

By:	/s/ Steven A. Bourne
Name:	Steven A. Bourne
Its:	CFO

EXHIBIT A

LAYOUT OF THE PREMISES

Updated 08/29/2011
JONES LANG LASALLE.	555 COMBINED CENTRE 3RD FLOOR

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EXHIBIT B

RULES AND REGULATIONS

1.                                      Landlord may from time to time adopt appropriate systems and procedures for the security or safety of the Building, or any equipment, furnishings, or contents of the Building, and Tenant will comply with Landlord’s reasonable requirements relative to such systems and procedures.

2.                                      The sidewalks, halls, passages, exits, entrances, elevators, and stairways of the Building shall not be obstructed by Tenant or used by Tenant for any purpose other than for ingress to and egress from the Premises. The halls, passages, exits, entrances, elevators, escalators, and stairways are not for the general public, and Landlord shall in all cases retain the right to control and prevent access to such halls, passages, exits, entrances, elevators, and stairways of all persons whose presence in the judgment of Landlord would be prejudicial to the safety, character, reputation, and interests of the Building, provided that nothing contained in these Rules and Regulations shall be construed to prevent such access to persons with whom any Tenant normally deals in the ordinary course of its business, unless such persons are engaged in illegal activities. Neither Tenant nor any employee or invitee of Tenant shall go upon the roof of the Building. Tenant shall not be permitted to place or install any object (including without limitation radio and television antennas, loudspeakers, sound amplifiers, microwave dishes, solar devices, or similar devices) on the exterior of the Building or on the roof of the Building without having a license agreement in place executed by Tenant and Landlord governing the same. Neither Tenant nor Tenant’s agents or contractors may perform maintenance, repairs or alterations on any base building lighting, plumbing or mechanical system or fixture.

3.                                      Other than draperies expressly permitted by Landlord and building standard mini-blinds, material visible from outside the building shall not be permitted. In the event of the violation of this rule by Tenant, Landlord may remove the violating items without any liability, and may charge the expense incurred by such removal to the Tenant.

4.                                      No cooking shall be done or permitted by Tenant on the Premises, except in areas of the Premises which are specially constructed for cooking and except that use by the Tenant of microwave ovens and Underwriters’ Laboratory approved equipment for brewing coffee, tea, hot chocolate, and similar beverages shall be permitted, provided that such use is in accordance with all applicable federal, state, and city laws, codes, ordinances, rules, and regulations.

5.                                      Tenant shall not employ any person or persons other than the cleaning service of Landlord for the purpose of cleaning the Premises, unless otherwise agreed to by Landlord in writing. Except with the written consent of Landlord, no person or persons other than those approved by Landlord shall be permitted to enter the Building for the purpose of cleaning it. No Tenant shall cause any unnecessary labor by reason of Tenant’s carelessness or indifference in the preservation of good order and cleanliness. Should Tenant’s actions result in any increased expense for any required cleaning, Landlord reserves the right to assess Tenant for such expenses.

6.                                      The toilet rooms, toilets, urinals, wash bowls and other plumbing fixtures shall not be used for any purposes other than those for which they were constructed, and no sweepings, rubbish, rags, or other foreign substances shall be thrown in such plumbing fixtures. All damages resulting from any misuse of the fixtures shall be borne by the Tenant who, or whose servants, employees, agents, visitors, or licensees, caused the same.

7.                                      Tenant shall not in any way deface any part of the Premises or the Building of which they form a part. In those portions of the Premises where carpet has been provided directly or indirectly by Landlord, Tenant shall at its own expense install and maintain pads to protect the carpet under all furniture having casters other than carpet casters.

8.                                      Tenant shall not alter, change, replace, or rekey any lock or install a new lock or a knocker on any door of the Premises. Landlord, its agents, or employees shall retain a pass (master) key to all door locks on the Premises. Any new door locks required by Tenant or any change in keying of existing locks shall be installed or changed by Landlord following Tenant’s written request to Landlord and shall be at Tenant’s expense. All new locks and rekeyed locks shall remain operable by Landlord’s pass (master) key. Tenant, upon termination of its tenancy, shall deliver to Landlord all keys and access cards for the Premises and Building that have been furnished

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to Tenant.

9.                                      The elevator designated for freight by Landlord shall be available for use by Tenant during the hours and pursuant to such procedures as Landlord may determine from time to time. The persons employed to move Tenant’s equipment, material, furniture, or other property in or out of the Building must be acceptable to Landlord. The moving company must be a locally recognized professional mover, whose primary business is the performing of relocation services, and must be bonded and fully insured. A certificate or other verification of such insurance must be received and approved by Landlord prior to the start of any moving operations. Insurance must be sufficient, in Landlord’s sole opinion, to cover all personal liability, theft or damage to the Project, including but not limited to floor coverings, doors, walls, elevators, stairs, foliage, and landscaping. Special care must be taken to prevent damage to foliage and landscaping during adverse weather. All moving operations shall be conducted at such times and in such a manner as Landlord shall direct, and all moving shall take place during non-business hours unless Landlord agrees in writing otherwise. Tenant shall be responsible for the provision of Building security during all moving operations, and shall be liable for all losses and damages sustained by any party as a result of the failure to supply adequate security. Landlord shall have the right to prescribe the weight, size, and position of all equipment, materials, furniture, or other property brought into the Building. Heavy objects shall, if considered necessary by Landlord, stand on wood strips of such thickness as is necessary to properly distribute the weight. Landlord shall not be responsible for loss of or damage to any such property from any cause, and all damage done to the Building by moving or maintaining such property shall be repaired at the expense of Tenant. Landlord reserves the right to inspect all such property to be brought into the Building and to exclude from the Building all such property which violates any of these Rules and Regulations or the Lease of which these Rules and Regulations are a part. Supplies, goods, materials, packages, furniture, and all other items of every kind delivered to or taken from the Premises shall be delivered or removed through the entrance and route designated by Landlord, and Landlord shall not be responsible for the loss or damage of any such property unless such loss or damage results from the negligence of Landlord, its agents, or employees.

10.                               Tenant shall not use or keep in the Premises or the Building any kerosene, gasoline, or any flammable, combustible or explosive fluid or material or chemical substance other than cleaning fluids and solvents required in Tenant’s normal operations in the Premises. Without Landlord’s prior written approval, Tenant shall not use any method of heating or air conditioning other than that supplied by Landlord. Tenant shall not use or keep or permit to be used or kept any foul or noxious gas or substance in the Premises.

11.                               Landlord shall have the right, exercisable upon written notice and without liability to Tenant, to change the name and street address of the Building.

12.                               Landlord shall have the right to prohibit any advertising by Tenant mentioning the Building that, in Landlord’s reasonable opinion, tends to impair the reputation of the Building or its desirability as a Building for offices, and upon written notice from Landlord, Tenant shall refrain from or discontinue such advertising.

13.                               Tenant shall not bring any animals (except Service Animals as defined by the ADA) or birds into the Building, and shall not permit bicycles or other vehicles inside or on the sidewalks outside the Building except in areas designated from time to time by Landlord for such purposes.

14.                               All persons entering or leaving the Building between the hours of 6 p.m. and 8 a.m. Monday through Friday, and at all hours on Saturdays, Sundays, and holidays shall comply with such off-hour regulations as Landlord may establish and modify from time to time.

15.                               Tenant shall store all its trash and garbage within its Premises. No material shall be placed in the trash boxes or receptacles if such material is of such nature that it may not be disposed of in the ordinary and customary manner of removing and disposing of trash and garbage without being in violation of any law or ordinance governing such disposal. All garbage and refuse disposal shall be made only through entryways and elevators provided for such purposes and at such times as Landlord designates. Removal of any furniture or furnishings, large equipment, packing crates, packing materials, and boxes shall be the responsibility of each Tenant and such items may not be disposed of in the Building trash receptacles nor shall they be removed by the Building’s janitorial service, except at Landlord’s sole option and at the Tenant’s expense. No furniture, appliances, equipment, or flammable products of any type may be disposed of in the Building trash receptacles.

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16.                               Canvassing, peddling, soliciting, and distributing handbills or any other written materials in the Building are prohibited, and Tenant shall cooperate to prevent the same.

17.                               The requirements of the Tenant shall be attended to only upon application by written, personal, or telephone notice at the office of the Building. Employees of Landlord shall not perform any work or do anything outside of their regular duties unless under special instructions from Landlord.

18.                               Tenant shall see that the doors of the Premises are closed and locked and that all water faucets, water apparatus, and utilities are shut off before Tenant or Tenant’s employees leave the Premises, so as to prevent waste or damage, and for any default or carelessness in this regard Tenant shall make good all injuries sustained by other Tenants or occupants of the Building or Landlord.

19.                               Tenant shall not conduct itself in any manner that is inconsistent with the character of the Building as a first quality Building.

20.                               Neither Landlord nor any operator of the parking areas within the Project wherein the parking is located, as the same are designated and modified by Landlord, in its sole discretion, from time to time (sometimes collectively the “parking areas”) shall be liable for loss of or damage to any vehicle or any contents of such vehicle or accessories to any such vehicle, or any property left in any of the parking areas, resulting from fire, theft, vandalism, accident, conduct of other users of the parking areas and other persons, or any other casualty or cause. Further, Tenant understands and agrees that: (a) Landlord shall not be obligated to provide any traffic control, security protection or operator for the parking areas; (b) Tenant uses the parking areas at its own risk; and (c) Landlord shall not be liable for personal injury or death, or theft, loss of, or damage to property. Tenant waives and releases Landlord from any and all liability arising out of the use of the parking areas by Tenant, its employees, agents, invitees, and visitors, whether brought by any of such persons or any other person.

21.                               Tenant and its employees, agents, invitees, and visitors shall use the parking described in Paragraph 27 of the Lease solely for the purpose of parking passenger cars, small vans, and small trucks and shall comply in all respects with any rules and regulations that may be promulgated by Landlord from time to time with respect thereto. Tenant shall ensure that any vehicle parked in any of the parking spaces shall be kept in proper repair, good operating condition, currently licensed, and shall not leak excessive amounts of oil or grease or any amount of gasoline. If any of the parking is at any time used (a) for any purpose other than parking as provided above; (b) in any way or manner reasonably objectionable to Landlord; or (c) by Tenant after default by Tenant under the Lease, Landlord, in addition to any other rights otherwise available to Landlord, including, at the Tenant’s expense, the right to tow or boot the offending vehicle, may consider such default an Event of Default under the Lease.

22.                               Tenant’s right to use the parking shall be in common with other parties permitted by Landlord to use the parking areas. Landlord shall not be liable to Tenant for any unavailability of parking nor shall any unavailability entitle Tenant to any refund, deduction, or allowance.

23.                               If the parking areas are damaged or destroyed, or if the use of the parking areas is limited or prohibited by any governmental authority, or the use or operation of the parking areas is limited or prevented by strikes or other labor difficulties or other causes beyond Landlord’s control, Tenant’s inability to use the parking areas shall not subject Landlord or any operator of the parking areas to any liability to Tenant and shall not relieve Tenant of any of its obligations under the Lease and the Lease shall remain in full force and effect.

24.                               Tenant has no right to assign, sublease or sublicense, as the case may be, any of its rights in the parking, except as part of a permitted assignment or sublease of the Lease. However, Tenant may allocate the parking among its employees.

25.                               No act or thing done or omitted to be done by Landlord or Landlord’s agent during the Term of the Lease in connection with the enforcement of these Rules and Regulations shall constitute an eviction by Landlord of any Tenant nor shall it be deemed an acceptance of surrender of the Premises by any Tenant, and no agreement to accept such termination or surrender shall be valid unless in a writing signed by Landlord. The

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delivery of keys to any employee or agent of Landlord shall not operate as a termination of the Lease or a surrender of the Premises unless such delivery of keys is done in connection with a written instrument executed by Landlord approving the Termination or surrender.

26.                               As used in these Rules and Regulations, the word “Tenant” includes the employees, agents, invitees, and licensees of Tenant and others permitted by Tenant to use or occupy the Premises.

27.                               Landlord shall have the right to designate all or any portion of the Building and/or Project as a non-smoking facility at any time during the Term.

28.                               These rules and regulations are in addition to, and shall not be construed to modify or amend, in whole or in part, the terms, covenants, agreements, and conditions of the Lease.

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EXHIBIT C

TENANT ESTOPPEL CERTIFICATE

RE:                           Lease dated               (“Lease”) between MJH Northbrook LLC (“Landlord”) and (“Tenant”) for Suite       (“Premises”) in a building located at                    and commonly known as                           (“Building”).

The Tenant hereby certifies to Landlord, and to                           , a                       (“                            ”) that the following information with respect to the Lease is true and correct:

1.                                      The Lease is in full force and effect and has not been modified or amended except as specifically set forth in Paragraph 4. below. There are no other agreements, understandings, contracts or commitments of any kind with respect to the Lease or the Premises except as expressly provided in the Lease or in any amendment or supplement thereto set forth in Paragraph 4., below.

2.                                      Tenant asserts no claim of default, offset or defense against rent or other charges payable by the Tenant under the Lease. To the best of Tenant’s knowledge and belief, there is no default by Landlord under the Lease and all commitments made by Landlord to Tenant to induce Tenant to enter into the Lease have been satisfied.

3.                                      All rent due under the Lease has been paid to the end of the current calendar month, which is         ,       , and no rent due under the Lease has been paid more than one month in advance of its due date.

4.                                      Dates of any Lease amendments or modifications:                                   .

5.                                      Current monthly Base Rental:                                        .

6.                                      Lease Commencement Date:                                                  .

7.                                      Lease Expiration Date:                                                        .

8.                                      The Lease contains no options to renew, first rights of refusal, options to expand, or options to terminate, except as follows:                               .

9.                                      The Tenant has not assigned, or otherwise transferred its interest under the Lease, except as follows:                                      .

10.                               Tenant is using the Premises only for those purposes specifically permitted under the Lease, which is                                     .

11.                               Landlord is holding Tenant’s security deposit of $                        .

12.                                Neither Landlord nor Tenant is in default under the Lease and there are no conditions or events which have occurred or which, with the passage of time or the giving of notice or both, would constitute a default or breach. Tenant is current in the payment of all taxes, utilities, common area maintenance payments, and other charges required to be paid by the Tenant pursuant to the Lease, and there exists no dispute relative to any such amounts.

13.                               The improvements and space required to be furnished according to the Lease have been duly delivered by the Landlord and accepted by the Tenant.

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14.                             The undersigned has all requisite authority to execute this Estoppel Certificate on behalf of Tenant.

Dated: , .

By:
Name:
Its:

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FIRST AMENDMENT TO OFFICE LEASE

THIS FIRST AMENDMENT TO OFFICE LEASE (“Amendment”) is made and entered into as of the 29th day of June, 2012, between MJH NORTHBROOK LLC, a Delaware limited liability company (“Landlord”), and CLARUS THERAPEUTICS, INC., a Delaware corporation (“Tenant”).

Recitals

•                                          Landlord and Tenant entered into a certain Office Lease dated August 18, 2011 (the “Lease”). Under the terms of the Lease, Landlord leases to Tenant approximately 2,728 rentable square feet (“RSF”) situated in Suite 340 (the “Premises”) of the building located at 555 Skokie Boulevard, Northbrook, Illinois 60062 (the “Building”).

•                                          Landlord and Tenant desire to extend the Term of the Lease and otherwise amend the Lease as provided herein.

Terms

NOW, THEREFORE, in consideration of the mutual covenants contained herein (which by incorporation are deemed to include the foregoing Recitals as if fully restated below) and of other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Landlord and Tenant hereby amend the Lease as follows:

1.             Capitalized Terms. All capitalized terms which are not specifically defined in this Amendment and which are defined in the Lease will have the same meaning for purposes of this Amendment as they have in the Lease.

2.             Integration of Amendment and Lease. This Amendment and the Lease shall be deemed to be, for all purposes, one instrument. In the event of any conflict between the terms and provisions of this Amendment and the terms and provisions of the Lease, the terms and provisions of this Amendment shall, in all instances, control and prevail.

3.             Extension of Term. The Term of the Lease is hereby extended for a period (the “Extension Term”) of one (1) year, commencing on September 1, 2012, and continuing to and including August 31, 2013 (the revised “Expiration Date”).

4.             Base Rent. During the Extension Term, Tenant shall pay Base Rent in the following amount:

Base Rent /RSF)	Annual Base Rent	Monthly Installments of Base Rent
$15.50	$42,284.00	$3,523.67

5.           Operating Expenses, Taxes. During the Extension Term, Tenant shall continue to pay Tenant’s Proportionate Share of Operating Expenses and Taxes, as set forth in the Lease.

6.           Condition of Premises. Tenant accepts the Premises AS IS, WHERE IS, with all faults, and acknowledges that Landlord has completed and paid for all prior work and allowances required of Landlord under the Lease. Landlord is not required to perform, pay for, or provide Tenant with an allowance for, any work or improvements on the Premises. No agreement or promise of Landlord, the property manager, or their respective agents or employees to alter, remodel, decorate, clean, or improve the

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Premises or Building (or to provide Tenant with any credit or allowance for the same), and no representation regarding the condition of the Premises or Building, has been made to or relied upon by Tenant.

7.             Authority: OFAC. Landlord and Tenant each represents and warrants to the other that this Amendment has been duly authorized, executed and delivered by and on behalf of each party hereto and constitutes the valid and binding agreement of Landlord and Tenant in accordance with the terms hereof. Tenant hereby confirms and re-makes its certification, representations, and agreements as set forth in Section 28.36 of the Lease.

8.             Broker. Tenant represents to Landlord that Tenant has not dealt with any broker in connection with this Amendment other than Landlord’s broker, Jones Lang LaSalle America (Illinois), L.P., and Tenant’s broker, Tenant Advisors. Tenant agrees to indemnify, defend and hold Landlord and Landlord’s agents harmless from all damages, liability and expense (including reasonable attorneys’ fees) arising from any claims or demands of any other brokers or finders for any commission alleged to be due such brokers or finders in connection with their participation in the negotiation with Tenant of this Amendment.

9.             Options. Tenant has no option to renew, extend, expand, terminate, or cancel; no right of first offer, first refusal, or purchase; and no similar rights or options. If Tenant notifies Landlord that it requires additional space during the Extension Term, Landlord will work in good faith to accommodate Tenant’s needs by offering such space on market terms (as determined by Landlord) in the Combined Centre Project.

10.          Counterparts. This Amendment may be executed in any number of counterparts with the same effect as if all parties executed the same document. All such counterparts shall constitute one agreement. Landlord shall have the unilateral right to insert the date of this Amendment on page 1 hereof.

11.          No Offer. Submission of this instrument for examination or negotiation will not bind Landlord, and no obligation on the part of Landlord will arise until this Amendment is executed and delivered by Landlord.

12.          Entire Agreement. This Amendment and the Lease contain all the terms, covenants, conditions and agreements between Landlord and Tenant relating to the matters provided for in this instrument. No prior or other agreement or understanding pertaining to such matters (other than the Lease) will be valid or of any force or effect.

13.          Lease in Full Force and Effect. Except as expressly provided herein, all of the terms and provisions of the Lease shall remain in full force and effect. Any liability of Landlord under the Lease and this Amendment shall be limited solely to its interest in the Building, and in no event shall any personal liability be asserted against Landlord in connection with the Lease or Amendment, nor shall any recourse be had to any other property or assets of Landlord.

[Remainder of page intentionally left blank; signature page follows]

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IN WITNESS WHEREOF, the parties hereto have executed this Amendment in manner sufficient to bind them as of the day and year first above written.

LANDLORD

MJH NORTHBROOK LLC, a Delaware limited liability company

By:	JONES LANG LASALLE AMERICAS
(ILLINOIS), L. P., Property Manager and
Authorized Agent

	By:	/s/ Barbara A. Liebers
	Name:	Barbara A. Liebers
	Its:	Senior Vice President

TENANT
CLARUS THERAPEUTICS, INC., a Delaware
corporation

By:	/s/ Steven A. Bourne
Name:	Steven A. Bourne
Its:	CFO

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SECOND AMENDMENT TO OFFICE LEASE

THIS SECOND AMENDMENT TO OFFICE LEASE (“Amendment”) is made and entered into as of the 20th day of June, 2013, between MJH NORTHBROOK LLC, a Delaware limited liability company (“Landlord”), and CLARUS THERAPEUTICS, INC., a Delaware corporation (“Tenant”).

Recitals

•                                          Landlord and Tenant entered into a certain Office Lease dated August 18, 2011, as amended by First Amendment to Office Lease dated as of June 29, 2012 (collectively, the “Lease”). Under the terms of the Lease, Landlord leases to Tenant approximately 2,728 rentable square feet (“RSF”) situated in Suite 340 (the “Premises”) of the building located at 555 Skokie Boulevard, Northbrook, Illinois 60062 (the “Building”).

•                                          Landlord and Tenant desire to further extend the Term of the Lease and otherwise amend the Lease as provided herein.

Terms

NOW, THEREFORE, in consideration of the mutual covenants contained herein (which by incorporation are deemed to include the foregoing Recitals as if fully restated below) and of other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Landlord and Tenant hereby amend the Lease as follows:

1.                                      Capitalized Terms. All capitalized terms which are not specifically defined in this Amendment and which are defined in the Lease will have the same meaning for purposes of this Amendment as they have in the Lease.

2.                                      Integration of Amendment and Lease. This Amendment and the Lease shall be deemed to be, for all purposes, one instrument. In the event of any conflict between the terms and provisions of this Amendment and the terms and provisions of the Lease, the terms and provisions of this Amendment shall, in all instances, control and prevail.

3.                                      Extension of Term. The Term of the Lease is hereby extended for a period (the “Extension Term”) of one (1) year, commencing on September 1, 2013, and continuing to and including August 31, 2014 (the revised “Expiration Date”).

4.                                      Base Rent. During the Extension Term, Tenant shall pay Base Rent in the following amount:

Base Rent /RSF)	Annual Base Rent	Monthly Installments of Base Rent
$15.50	$42,284.00	$3,523.67

5.                                 Operating Expenses, Taxes. During the Extension Term, Tenant shall continue to pay Tenant’s Proportionate Share of Operating Expenses and Taxes, as set forth in the Lease.

6.                                 Condition of Premises. Tenant accepts the Premises AS IS, WHERE IS, with all faults, and acknowledges that Landlord has completed and paid for all prior work and allowances required of Landlord under the Lease. Landlord is not required to perform, pay for, or provide Tenant with an allowance for, any work or improvements on the Premises. No agreement or promise of Landlord, the property manager, or their respective agents or employees to alter, remodel, decorate, clean, or improve the

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Premises or Building (or to provide Tenant with any credit or allowance for the same), and no representation regarding the condition of the Premises or Building, has been made to or relied upon by Tenant.

7.                                      Authority; OFAC. Landlord and Tenant each represents and warrants to the other that this Amendment has been duly authorized, executed and delivered by and on behalf of each party hereto and constitutes the valid and binding agreement of Landlord and Tenant in accordance with the terms hereof. Tenant hereby confirms and re-makes its certification, representations, and agreements as set forth in Section 28.36 of the Lease.

8.                                      Broker. Tenant represents to Landlord that Tenant has not dealt with any broker in connection with this Amendment other than Landlord’s broker, Jones Lang LaSalle America (Illinois), L.P. , and Tenant’s broker, Tenant Advisors. Tenant agrees to indemnify, defend and hold Landlord and Landlord’s agents harmless from all damages, liability and expense (including reasonable attorneys’ fees) arising from any claims or demands of any other brokers or finders for any commission alleged to be due such brokers or finders in connection with their participation in the negotiation with Tenant of this Amendment..

9.                                      Options. Tenant has no option to renew, extend, expand, terminate, or cancel; no right of first offer, first refusal, or purchase; and no similar rights or options, except as follows:

Right of First Offer. Subject to the provisions hereinafter set forth, any rights previously granted to other tenants, and Landlord’s right to renew or extend the lease term of any existing tenant; and provided there is not then an Event of Default by Tenant and Tenant has not subleased or assigned its rights hereunder (other than to an Affiliate), Tenant shall have a Right of First Offer (“ROFO”) with respect to Suite 360 in the Building, containing approximately 472 RSF (the “ROFO Space”). Tenant acknowledges that Landlord shall have the sole discretion to determine whether to market Suite 360 by itself or in combination with other contiguous suites. Tenant’s ROFO shall commence upon execution of this Amendment, and shall remain in effect until December 31, 2013, at which time it shall expire.

(i)                                     Landlord shall give Tenant written notice (“Landlord’s Notice”) of the Major Business Terms (as hereinafter defined) upon which Landlord is planning to market the ROFO Space. “Major Business Terms” means the lease term, base rental rate, operating expense and tax adjustments, tenant improvement allowance, rent commencement date, and number of RSF. During the five (5) business days after Tenant’s receipt of a Landlord’s Notice, Tenant may lease the ROFO Space by advising Landlord in writing (“Acceptance Notice”) that it wishes to lease the ROFO Space, in which event Landlord and Tenant shall enter into a lease amendment within the following twenty (20) days containing the Major Business Terms specified in Landlord’s Notice (including the lease term specified in Landlord’s Notice, it being understood that such lease term probably will extend beyond the revised Expiration Date applicable to the Premises), and otherwise containing provisions equivalent to those in this Lease.

(ii)                                  If Tenant does not provide a timely Acceptance Notice, or timely execute the lease amendment, then the ROFO shall terminate and Landlord may lease the ROFO Space to any third person on substantially the same Major Business Terms (i.e., within 7.5% (or more advantageous to Landlord)) without further notice to Tenant.

10.                               Counterparts. This Amendment may be executed in any number of counterparts with the same effect as if all parties executed the same document. All such counterparts shall constitute one agreement. Landlord shall have the unilateral right to insert the date of this Amendment on page 1 hereof.

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11.                          No Offer. Submission of this instrument for examination or negotiation will not bind Landlord, and no obligation on the part of Landlord will arise until this Amendment is executed and delivered by Landlord.

12.                          Entire Agreement. This Amendment and the Lease contain all the terms, covenants, conditions and agreements between Landlord and Tenant relating to the matters provided for in this instrument. No prior or other agreement or understanding pertaining to such matters (other than the Lease) will be valid or of any force or effect.

13.                          Lease in Full Force and Effect. Except as expressly provided herein, all of the terms and provisions of the Lease shall remain in full force and effect. Any liability of Landlord under the Lease and this Amendment shall be limited solely to its interest in the Building, and in no event shall any personal liability be asserted against Landlord in connection with the Lease or Amendment, nor shall any recourse be had to any other property or assets of Landlord.

[Remainder of page intentionally left blank; signature page follows]

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IN WITNESS WHEREOF, the parties hereto have executed this Amendment in manner sufficient to bind them as of the day and year first above written.

LANDLORD

MJH NORTHBROOK LLC, a Delaware limited liability company

By:	JONES LANG LASALLE AMERICAS (ILLINOIS), L. P., Property Manager and Authorized Agent

	By:	/s/ Barbara A. Liebers
	Name:	Barbara A. Liebers
	Its:	Senior Vice President

TENANT

CLARUS THERAPEUTICS, INC., a Delaware corporation

By:	/s/ Steven A. Bourne
Name:	Steven A. Bourne
Its:	Chief Financial Officer

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